UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )
Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐
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Preliminary Proxy Statement

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Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material Pursuant to §240.14a-12

Mallinckrodt public limited company
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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No fee required.

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Fee paid previously with preliminary materials.

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Fee computed on table required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

2022	Notice of Annual General Meeting of Shareholders and Proxy Statement

August 18, 2022
Dear Shareholder,
This serves as notice to you of the 2022 Annual General Meeting (the “Annual General Meeting” or “AGM”) of Mallinckrodt plc, which will be held on Thursday, September 29, 2022, at 2:00 p.m., local time, at the offices of Arthur Cox LLP, Ten Earlsfort Terrace, Dublin 2, D02 T380, Ireland.
The well-being of attendees, employees and service providers at the AGM is a primary concern for the directors of Mallinckrodt plc and in this context we are continuing to monitor developments in relation to the coronavirus (COVID-19) pandemic.
The Annual General Meeting will proceed subject to the guidance provided by the Government of Ireland and the Department of Health (of Ireland) or any other governmental agency in place at the time of the meeting and such other measures as the Board of Directors considers appropriate to address health and safety concerns. As a result, there may be restrictions on travel and/or gatherings that affect or prohibit travel to and in-person attendance at the Annual General Meeting. In addition, to promote the health and safety of attendees, we may impose additional procedures or limitations on meeting attendance based on applicable governmental requirements or recommendations or facility requirements. Such additional procedures or limitations may include, but are not limited to, thorough screenings of attendees (including temperature checks), limits on the number of attendees to promote social distancing and requiring the use of face masks.
Whether or not you expect to attend the Annual General Meeting in person, we encourage you to cast your vote promptly so that your shares will be represented and voted at the meeting. This can be done in advance of the AGM by availing of one of the options detailed in the accompanying Proxy Statement. In addition, details of the business to be presented at the meeting can also be found in the accompanying Proxy Statement.
Your vote is important and I encourage you to submit your proxy as soon as possible so that your shares will be represented at the meeting.
Mallinckrodt plc will continue to monitor the impact of COVID-19 and any relevant updates regarding the AGM will be available on our website at mallinckrodt.com. Should we determine that alternative arrangements are necessitated due to public health recommendations regarding containment of COVID-19, we will announce our decision by press release and/or filing with the U.S. Securities and Exchange Commission and also post information on the Investor Relations page of the Company’s website found at https://www.mallinckrodt.com/investors/. We encourage shareholders to keep up-to-date with, and follow the guidance from the Government of Ireland and the Department of Health (of Ireland) (as appropriate) as circumstances may change at short notice.
On behalf of the Board of Directors and the management of Mallinckrodt, I extend our appreciation for your continued support.
Yours sincerely,
PAUL M. BISARO
Chairman

MALLINCKRODT PUBLIC LIMITED COMPANY
Registered In Ireland — No. 522227
Principal Executive Office:
College Business & Technology Park, Cruiserath,
Blanchardstown, Dublin 15, Ireland
NOTICE OF 2022 ANNUAL GENERAL MEETING OF SHAREHOLDERS
TO BE HELD SEPTEMBER 29, 2022
The 2022 Annual General Meeting of Mallinckrodt plc (“Mallinckrodt” or the “Company,” “we,” “our” or “us”), a company incorporated under the laws of Ireland, will be held on Thursday, September 29, 2022, at 2:00 p.m., local time, at the offices of Arthur Cox LLP, Ten Earlsfort Terrace, Dublin 2, D02 T380, Ireland, for the following purposes:
1.
By separate resolutions, to elect as directors and to hold office, expiring at the end of the Company’s Annual General Meeting of Shareholders in 2023, the following individuals:

(a) Paul M. Bisaro	(d) Neal P. Goldman	(g) James R. Sulat
(b) Daniel A. Celentano	(e) Karen L. Ling	(h) Sigurdur O. Olafsson
(c) Riad H. El-Dada	(f) Woodrow A. Myers, Jr., M.D.

2.
To hold an advisory non-binding vote to approve the re-appointment of Deloitte & Touche LLP as the independent auditors of the Company and, by binding vote, to authorize the Audit Committee of the Board of Directors (also referred to in this Proxy Statement as the Board) to set the independent auditors’ remuneration.

3.
To hold an advisory non-binding vote to approve the Company’s executive compensation.

4.
To authorize the Company and/or any subsidiary of the Company to make market purchases or overseas market purchases of Company shares.

5.
To authorize the price range at which the Company can re-allot shares that it holds as treasury shares (Special Resolution).

6.
To act on such other business as may properly come before the meeting or any adjournment thereof.

Proposals 1 through 4 are ordinary resolutions, requiring the approval of a simple majority of the votes cast at the meeting, in person or by proxy. Proposal 5 is a special resolution, requiring the approval of not less than 75% of the votes cast, in person or by proxy. The foregoing items are more fully described in the Proxy Statement accompanying this Notice of Annual General Meeting of Shareholders. Shareholders as of August 10, 2022, the record date for the Annual General Meeting, are entitled to vote on these matters.
During the meeting, following a review of the Company’s affairs, management will also present and the auditors will report to shareholders on Mallinckrodt’s Irish Statutory Accounts for the fiscal year ended December 31, 2021.
By Order of the Board of Directors,

August 18, 2022	Mark Tyndall, Secretary

Our current plan is for the Annual General Meeting to be held in person on Thursday, September 29, 2022. The Annual General Meeting will proceed subject to the guidance provided by the Government of Ireland and the Department of Health (of Ireland) or any other governmental agency in place at the time of the meeting and such other measures as the Board considers appropriate to address health and safety concerns. As a result, there may be restrictions on travel and/or gatherings that affect or prohibit travel to and in-person attendance at the Annual General Meeting. In addition, to promote the health and safety of attendees, we may impose additional procedures or limitations on meeting attendance based on applicable governmental requirements or recommendations or facility requirements.
Should we determine that alternative arrangements are necessitated due to public health recommendations, we will announce our decision by press release and/or filing with the U.S. Securities and Exchange Commission (the “SEC”) and also post information on the Investor Relations page of the Company’s website found at https://www.mallinckrodt.com/investors/. Whether or not you expect to attend the Annual General Meeting in person, we encourage you to cast your vote promptly so that your shares will be represented and voted at the meeting.
Any shareholder entitled to attend and vote at the Annual General Meeting may appoint one or more proxies, who need not be a shareholder(s) of Mallinckrodt to act on their behalf. Proxies may be appointed via the internet or by phone in the manner set out in our proxy card. Alternatively, proxies may be appointed by returning a signed instrument of proxy (or proxy card) to the following locations, in each case at least 48 hours before the meeting:
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Mallinckrodt plc c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717 (which Broadridge will arrange to forward to Mallinckrodt plc’s registered address electronically).

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Mallinckrodt plc, College Business & Technology Park, Cruiserath, Blanchardstown, Dublin 15, Ireland, attention Corporate Secretary.

If you wish to appoint a person other than the individuals specified on our proxy card, please contact our Company Secretary via email at corporate.secretary@mnk.com and also note that your nominated proxy must attend the Annual General Meeting in person in order for your votes to be cast.
This Proxy Statement, our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, and our Irish Statutory Accounts are available to shareholders of record at proxyvote.com. These materials are also available on the Investor Relations section of our website at mallinckrodt.com.
Note Regarding Forward-Looking Statements
Statements in this Proxy Statement that are not strictly historical, including statements regarding Mallinckrodt’s future financial condition and operating results, legal, economic, business, competitive and/or regulatory factors affecting Mallinckrodt’s businesses, and any other statements regarding events or developments Mallinckrodt believes or anticipates will or may occur in the future, may be “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995, and involve a number of risks and uncertainties.
There are a number of important factors that could cause actual events to differ materially from those suggested or indicated by such forward-looking statements and you should not place undue reliance on any such forward-looking statements. These factors include risks and uncertainties related to, among other things: the effects of the Chapter 11 Cases (as defined below), including appeals arising out of the Chapter 11 cases, on the liquidity, results of operations and businesses of Mallinckrodt and its subsidiaries; governmental investigations and inquiries, regulatory actions and lawsuits brought against Mallinckrodt by government agencies and private parties with respect to its historical commercialization of opioids, including the agreement set forth in the Fourth Amended Joint Plan of Reorganization (with Technical Modifications) of Mallinckrodt Plc and Its Debtor Affiliates Under Chapter 11 of the Bankruptcy Code (as amended, supplemented or otherwise modified, the “Plan”) regarding a global settlement to resolve all opioid-related claims; the settlement set forth in the Plan with governmental parties to resolve certain disputes relating to Acthar® Gel; the ability to maintain relationships with Mallinckrodt’s suppliers, customers, employees and other third parties as a result of, and following, the Chapter 11 Cases; the possibility that Mallinckrodt may be unable to achieve its business and strategic goals even now that the Plan has been consummated; the nondischargeability of certain claims against Mallinckrodt as part of the bankruptcy process; developing, funding and executing Mallinckrodt’s business plan and continuing as a going concern; Mallinckrodt’s post-bankruptcy capital structure; scrutiny from governments, legislative bodies and enforcement agencies related to sales, marketing and pricing practices; pricing pressure on certain of Mallinckrodt’s products due to legal changes or changes in insurers’ reimbursement practices resulting from recent increased public scrutiny of healthcare and pharmaceutical costs; the impact of the outbreak of the COVID-19 coronavirus; the reimbursement practices of governmental health administration authorities, private health coverage insurers and other third-party payers; complex reporting and payment obligations under the Medicare and Medicaid rebate programs and other governmental purchasing and rebate programs; cost containment efforts of customers, purchasing groups, third-party payers and governmental organizations; changes in or failure to comply with relevant laws and regulations; Mallinckrodt’s and its partners’ ability to successfully develop or commercialize new products or expand commercial opportunities; Mallinckrodt’s ability to navigate price fluctuations; competition; Mallinckrodt’s and its partners’ ability to protect intellectual property rights; limited clinical trial data for Acthar® Gel; clinical studies and related regulatory processes; product liability losses and other litigation liability; material health, safety and environmental liabilities; potential indemnification liabilities to Covidien pursuant to the separation and distribution agreement; business development activities; retention of key personnel; the effectiveness of information technology infrastructure including cybersecurity and data leakage risks; customer concentration; Mallinckrodt’s reliance on certain individual products that are material to its financial performance; Mallinckrodt’s ability to receive procurement and production quotas granted by the U.S. Drug Enforcement Administration; complex manufacturing processes; conducting business internationally; Mallinckrodt’s ability to achieve expected benefits from restructuring activities; Mallinckrodt’s significant levels of intangible assets and related impairment testing; labor and employment laws and regulations; natural disasters or other catastrophic events; Mallinckrodt’s substantial indebtedness and settlement obligations, its ability to generate sufficient cash to reduce its indebtedness and settlement obligations and its potential need and ability to incur further indebtedness; Mallinckrodt’s ability to generate sufficient cash to service indebtedness and settlement obligations even now that the prepetition indebtedness has been restructured; restrictions on Mallinckrodt’s operations contained in the agreements governing Mallinckrodt’s indebtedness and settlement obligations; Mallinckrodt’s variable rate indebtedness; future changes to U.S. and foreign tax laws or the impact of disputes with governmental tax authorities; and the impact of Irish laws.
The “Risk Factors” sections of Mallinckrodt’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 and Quarterly Report on Form 10-Q for the quarterly period ended July 1, 2022, and other filings with the SEC identify and describe in more detail the risks and uncertainties to which Mallinckrodt’s businesses are subject. The forward-looking statements made herein speak only as of the date hereof and Mallinckrodt does not assume any obligation to update or revise any forward-looking statement, whether as a result of new information, future events and developments or otherwise, except as required by law.
Voluntary Filing Under Chapter 11, and Involvement in Certain Legal Proceedings
On October 12, 2020, Mallinckrodt and certain of its subsidiaries voluntarily initiated proceedings (the “Chapter 11 Cases”) under chapter 11 of title 11 (“Chapter 11”) of the United States Code (the “Bankruptcy Code”). The entities that filed the Chapter 11 Cases include Mallinckrodt, substantially all of our U.S. subsidiaries, including certain subsidiaries of Mallinckrodt operating the Specialty Generics business and the Specialty Brands business, and certain of our international subsidiaries. In connection with the filing of the Chapter 11 Cases, we entered into a restructuring support agreement as part of a prearranged plan of reorganization.
On February 3, 2022, the U.S. Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) issued an opinion (which was subsequently revised on February 8, 2022 to make minor corrections) stating its intention to confirm Mallinckrodt’s Fourth Amended Joint Plan of Reorganization of Mallinckrodt Plc and Its Debtor Affiliates Under Chapter 11 of the Bankruptcy Code. On March 2, 2022, the Bankruptcy Court entered an order confirming the Plan.

On February 14, 2022, the directors of Mallinckrodt initiated examinership proceedings before the High Court of Ireland (the “Irish High Court”), and on February 28, 2022, the Irish High Court made an order appointing Mr. Michael McAteer of Grant Thornton Ireland as examiner of Mallinckrodt (the “Examiner”). Subsequently, on April 27, 2022, the Irish High Court made an order pursuant to Section 541(3) of the Companies Act of Ireland confirming a scheme of arrangement proposed by the Examiner between Mallinckrodt, its creditors and members, which is based on and consistent in all respects with the Plan (the “Scheme of Arrangement”). On April 27, 2022, the Irish High Court also made an order pursuant to Section 542(3) of the Companies Act of Ireland that the Scheme of Arrangement would become effective on the same date that the Plan became effective. At such time, the Scheme of Arrangement would become binding on Mallinckrodt, its creditors and members as a matter of the laws of Ireland, the examinership proceedings would conclude, and Mallinckrodt would cease to be under the protection of the Irish High Court. On June 8, 2022, the Bankruptcy Court entered an order approving a minor modification to the Plan, which is reflected in the final Plan filed at Docket No. 7670.
On June 16, 2022, the Plan and the Scheme of Arrangement became effective and Mallinckrodt emerged from the Chapter 11 and Irish examinership proceedings.

Security Ownership and Reporting	39
Security Ownership of Management and Certain Beneficial Owners	39
Section 16(a) Reports	40
Audit and Audit Committee Matters	41
Audit and Non-Audit Fees	41
Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services	41
Audit Committee Report	42
Equity Compensation Plan Information	43
Proposals Requiring Your Vote	45
Proposals 1(a) through 1(h): Election of Directors	45
Proposal 2: Advisory Non-Binding Vote to Approve the Re-Appointment of the Independent Auditors and Binding Vote to Authorize the Audit Committee to Set the Independent Auditors’ Remuneration	49
Proposal 3: Advisory Non-Binding Vote to Approve the Company’s Executive Compensation	50
Proposal 4: Authorize the Company and/or Any Subsidiary of the Company to Make Market Purchases or Overseas Market Purchases of Company Shares	51
Proposal 5: Authorize the Price Range at Which the Company Can Re-Allot Shares Held as Treasury Shares	52
Other Matters	53
Presentation of Irish Statutory Accounts	53
Registered and Principal Executive Offices	53
Shareholder Proposals for the 2023 Annual General Meeting	53
United States Securities and Exchange Commission Reports	54
Delivery of Documents to Shareholders Sharing an Address	54
General	54

PROXY STATEMENT SUMMARY
PROXY STATEMENT SUMMARY
This summary highlights information contained elsewhere in this Proxy Statement, which we are making available to you on or about August 18, 2022 on the internet, or by delivering printed versions to you by mail. It does not contain all the information that you should consider in deciding whether to approve the items to be presented at the Annual General Meeting of Mallinckrodt plc. You should read this entire Proxy Statement carefully before voting. For information regarding our fiscal 2021 operating performance, please review our Annual Report on Form 10-K for the fiscal year ended December 31, 2021.
2022 Annual General Meeting of Shareholders
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Date and Time: Thursday, September 29, 2022, at 2:00 p.m., local time.

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Place: Arthur Cox LLP, Ten Earlsfort Terrace, Dublin 2, D02 T380, Ireland.

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Record Date: August 10, 2022.

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Voting: If you owned Mallinckrodt ordinary shares at the close of business on the record date, then you may vote at the Annual General Meeting by following the procedures outlined in this Proxy

Statement. Each ordinary share is entitled to one vote on each matter properly brought before the Annual General Meeting.
•
Ordinary Shares Outstanding as of Record Date: 13,170,932

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Transfer Agent: Computershare Inc. (“Computershare”).

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Place of Incorporation: Ireland.

Meeting Agenda and Voting Recommendations
	Proposal	Our Board’s Recommendation
1.	Election of directors (page 45)	FOR each nominee
2.	Advisory non-binding vote to approve the re-appointment of the independent auditors and binding vote to authorize the Audit Committee of the Board to set the independent auditors’ remuneration (page 49)	FOR
3.	Advisory non-binding vote to approve the Company’s executive compensation (page 50)	FOR
4.	Authorize the Company and/or any subsidiary of the Company to make market purchases or overseas market purchases of Company shares (page 51)	FOR
5.	Authorize the price range at which the Company can re-allot shares held as treasury shares (Special Resolution) (page 52)	FOR
2021 Company Performance Highlights
You should refer to the more comprehensive discussions contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 for additional information about these highlights.
Key performance highlights for fiscal 2021 include:
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Total net sales of $2,208.8 million, including Specialty Brands net sales of $1,547.0 million and Specialty Generics net sales of $661.8 million; and

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Cash Flows from Operating Activities of $455.4 million.

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Pipeline developments. The Company gained approval of StrataGraft® from the U.S. Food and Drug Administration (“FDA”) on June 15, 2021 for the treatment of adults with deep

MALLINCKRODT PUBLIC LIMITED COMPANY – Proxy Statement   1

PROXY STATEMENT SUMMARY
partial-thickness burns and the Company commenced the launch of the product in 2022. The Company also received a priority review voucher in conjunction with this approval, which was sold on June 30, 2022 for $100 million in total consideration with the Company receiving $65 million. With respect to terlipressin, the Company resubmitted a new drug application for the product in June 2022 following a complete response letter in 2021, and we anticipate an action date by the FDA in December 2022 and continue to work to bring this product to the market.
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Maximizing the value of the diversified business. We are continuing to make progress on our modernization efforts for Acthar® Gel and INOmax® including next generation presentations for each product, which the Company believes could contribute to stabilization of the products over time.

Emergence from Chapter 11 Proceedings and Recent Board and Management Changes
On June 16, 2022, we successfully completed our reorganization process, emerged from Chapter 11 proceedings and completed the Irish examinership proceedings. Our emergence from Chapter 11 proceedings enables us to move forward as a diversified global specialty pharmaceutical company with a strengthened balance sheet and increased financial flexibility to invest in our business, execute our strategic initiatives, advance our pipeline and better meet the needs of patients.
On June 16, 2022, we also announced that Sigurdur O. Olafsson had been appointed as President and Chief Executive Officer and a member of our Board, effective June 25, 2022, and that Paul M. Bisaro, Daniel A. Celentano, Riad H. El-Dada, Neal P. Goldman, Woodrow A. Myers, Jr., M.D., and James R. Sulat were each appointed as independent directors, effective as of June 16, 2022, with Mr. Bisaro serving as Chairman. Also as of June 16, 2022, each of the incumbent Board members (David R. Carlucci, J. Martin Carroll, Paul R. Carter, David Y. Norton, Carlos V. Paya, M.D., JoAnn A. Reed, Angus C. Russell, Anne C. Whitaker, Kneeland C. Youngblood, M.D., and Mark C. Trudeau) resigned from his or her role as director, and Mark C. Trudeau additionally resigned from his role as President and Chief Executive Officer of Mallinckrodt. None of the directors or officers resigned as a result of any disagreement with Mallinckrodt on any matter relating to its operations, policies or practices. On August 12, 2022, Karen L. Ling was appointed as an independent director.
Our Director Nominees
Name	Age	Director Since	Principal Occupation	Current Committee Memberships	Other Public Boards
Paul M. Bisaro*	61	2022	Former President, Chief Executive Officer, and Director at Impax Laboratories	—	2
Sigurdur O. Olafsson	54	2022	President, Chief Executive Officer, and Director at Mallinckrodt	—	—
Daniel A. Celentano*	71	2022	Former Senior Managing Director at Evercore	Audit; Governance and Compliance	—
Riad H. El-Dada*	58	2022	Former President of U.S. Human Health at Merck	Governance and Compliance; Human Resources and Compensation	—
Neal P. Goldman*	53	2022	Managing Member of SAGE Capital Investments	Audit; Human Resources and Compensation (Chair)	3

2   MALLINCKRODT PUBLIC LIMITED COMPANY – Proxy Statement

PROXY STATEMENT SUMMARY
Name	Age	Director Since	Principal Occupation	Current Committee Memberships	Other Public Boards
Karen L. Ling*	59	2022	Former Executive Vice President and Chief Human Resources Officer at AIG	—	2
Woodrow A. Myers, Jr., M.D.*	68	2022	Managing Director of Myers Ventures	Governance and Compliance (Chair); Human Resources and Compensation	1
James R. Sulat*	72	2022	Former Chief Executive Officer, Chief Financial Officer, and Director at Maxygen	Audit (Chair); Human Resources and Compensation	2

*
Independent Director

MALLINCKRODT PUBLIC LIMITED COMPANY – Proxy Statement   3

GENERAL INFORMATION
GENERAL INFORMATION Questions and Answers about Proxy Materials, Voting, Attending the Meeting and Other General Information
Why did I receive this Proxy Statement?
We are making this Proxy Statement available to you on or about August 18, 2022 on the internet, or by delivering printed versions to you by mail, because our Board of Directors is soliciting your proxy to vote at our 2022 Annual General Meeting on September 29, 2022. This Proxy Statement contains information about the items being voted on at the Annual General Meeting and important information about Mallinckrodt.
This Proxy Statement and the following documents relating to the 2022 Annual General Meeting are available on the Investor Relations section of our website at mallinckrodt.com:
•
Our Notice of Internet Availability of Proxy Materials;

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Our Annual Report on Form 10-K for the fiscal year ended December 31, 2021; and

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Our Irish Statutory Accounts for the fiscal year ended December 31, 2021 and the reports of the Directors and auditors thereon.

How do I access the proxy materials and vote my shares?
The instructions for accessing proxy materials and voting can be found in the information you received either by mail or e-mail.
For shareholders who received a notice by mail about the internet availability of proxy materials: You may access the proxy materials and voting instructions over the internet via the web address provided in the notice. In order to access this material and vote, you will need the control number provided on the notice you received in the mail. You may vote by following the instructions on the notice or on the website.
For shareholders who received a notice by e-mail: You may access the proxy materials and voting instructions over the internet via the web address provided in the e-mail. In order to vote, you will need the control number provided in the e-mail. You may vote by following the instructions in the
e-mail or on the website.
For shareholders who received the proxy materials by mail: You may vote your shares by following the instructions provided on the proxy card or voting instruction form. If you vote by internet or telephone, you will need the control number provided on the proxy card or voting instruction form. If you vote by mail, please complete, sign and date the proxy card or voting instruction form and mail it in the accompanying pre-addressed envelope.

Who may vote at the Annual General Meeting and how many votes do I have?
If you owned our ordinary shares at the close of business on the record date, August 10, 2022, then you may vote at the Annual General Meeting by following the procedures outlined in this Proxy Statement. At the close of business on the record date, we had 13,170,932 ordinary shares outstanding and entitled to vote. Each ordinary share is entitled to one vote on each matter properly brought before the Annual General Meeting.

May I vote my shares in person at the Annual General Meeting?
Yes, you may vote your shares in person at the Annual General Meeting as follows:
If you are a shareholder of record and you wish to vote in person at the Annual General Meeting, you may do so. If you do not wish to attend yourself, you may also appoint a proxy or proxies to attend, speak and vote in your place. A proxy does not need to be one of our shareholders.
You are not precluded from attending, speaking or voting at the Annual General Meeting, even if you have completed a proxy form. To appoint a proxy other than our designated officers, please contact our Company Secretary.
If you are a beneficial owner of shares and you wish to vote in person at the Annual General Meeting, you must obtain a legal proxy from the

4   MALLINCKRODT PUBLIC LIMITED COMPANY – Proxy Statement

GENERAL INFORMATION
bank, brokerage firm or nominee that holds your shares. You will need to bring the legal proxy with you to the meeting and hand it in with a signed ballot that you can request at the meeting. You will not be able to vote your shares at the Annual General Meeting without a legal proxy and a signed ballot.
Even if you plan to attend the Annual General Meeting, we recommend that you also vote by proxy as described above so that your vote will be counted if you later decide not to attend the meeting.
You do not need to attend the Annual General Meeting to vote your shares and, in light of the COVID-19 pandemic, we strongly recommend that you vote your shares in advance of the meeting as instructed above.

What is the deadline for voting my shares if I do not vote in person at the Annual General Meeting?
If you are a shareholder of record, you may vote by internet or by telephone until 11:59 p.m., United States Eastern Time, on September 28, 2022, or by mail by returning a signed instrument of proxy (or proxy card) to Mallinckrodt plc, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717, or to Mallinckrodt plc, College Business & Technology Park, Cruiserath, Blanchardstown, Dublin 15,
Ireland, in each case at least 48 hours before the meeting.
If you are a beneficial owner of shares held through a bank, brokerage firm or other similar organization, please follow the voting instructions provided by your bank or brokerage firm.

What is the difference between holding shares as a shareholder of record and as a beneficial owner of shares held in street name?
Shareholder of Record.   If you hold ordinary shares and your name appears in the Register of Members of Mallinckrodt, you are considered the shareholder of record of those shares.
Beneficial Owner of Shares Held in Street Name. If your ordinary shares are held in an account at a bank, brokerage firm or other similar organization, then you are the beneficial owner of shares held in “street name.” As a beneficial owner, you have the right to direct your bank or brokerage firm how to vote the shares held in your account.

Can I change my vote after I have submitted my proxy?
Yes. You have the right to revoke your proxy before it is voted at the Annual General Meeting. You may vote again on a later date within the proxy voting deadlines described above by internet or by telephone (only your latest proxy submitted prior to the meeting will be counted), or by signing and returning a new proxy card with a later date, or by attending the meeting and voting in person.
However, your attendance at the Annual General Meeting will not automatically revoke a previously submitted proxy unless you actually vote in person at the meeting or file a written instrument with our Company Secretary prior to the start of the meeting requesting that your prior proxy be revoked.

What happens if I do not give specific voting instructions when I deliver my proxy?
Shareholders of Record.   If you are a shareholder of record and you:
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Indicate when voting by internet or by telephone that you wish to vote as recommended by our Board of Directors; or

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If you sign and return a proxy card without giving specific voting instructions,

then the Company-designated proxy holders will vote your shares in the manner recommended by our Board of Directors on all matters presented in this Proxy Statement and as the proxy holders may determine in their discretion regarding any other matters properly presented for a vote at the meeting.
Beneficial Owners of Shares Held in Street Name.   If you are a beneficial owner of shares and your bank or brokerage firm does not receive instructions from you about how your shares are to be voted, your shares may constitute “broker non-votes.” Broker non-votes occur on a matter when a broker is not permitted to vote on that

MALLINCKRODT PUBLIC LIMITED COMPANY – Proxy Statement   5

GENERAL INFORMATION
matter without instructions from the beneficial owner and instructions are not given. These matters are referred to as “non-routine” matters. Brokers have discretionary power to vote your shares with respect to “routine” matters, but they do not have discretionary power to vote your shares on “non-routine” matters. The (i) election of directors and (ii) advisory vote to approve the
Company’s executive compensation are considered non-routine matters. A bank or brokerage firm may not vote your shares with respect to non-routine matters if you have not provided instructions. We strongly encourage you to submit your proxy and exercise your right to vote as a shareholder.

What is the “quorum” requirement for the Annual General Meeting?
In order to conduct any business at the Annual General Meeting, holders of a majority of our ordinary shares outstanding and entitled to vote on the record date must be present in person or represented by valid proxies. This is called a quorum. Your shares will be counted for purposes of determining if there is a quorum, whether representing votes for, against or abstained, or broker non-votes, if you:
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Are present and vote in person at the meeting;

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Have voted by internet or by telephone; or

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Have submitted a proxy card or voting instruction form by mail.

Assuming there is a proper quorum of shares represented at the Annual General Meeting, how many shares are required to approve the proposals being voted upon at the Annual General Meeting?
The voting requirements for each of the proposals are as follows:
Proposal		Vote Required
1.	Election of directors	Majority of votes cast
2.	Advisory non-binding vote to approve the re-appointment of the independent auditors and binding vote to authorize the Audit Committee of the Board to set the independent auditors’ remuneration	Majority of votes cast
3.	Advisory non-binding vote to approve the Company’s executive compensation	Majority of votes cast
4.	Authorize the Company and/or any subsidiary of the Company to make market purchases or overseas market purchases of Company shares	Majority of votes cast
5.	Authorize the price range at which the Company can re-allot shares held as treasury shares (Special Resolution)	75% of votes cast
How are abstentions and broker non-votes treated?
Abstentions and broker non-votes are considered present for purposes of determining the presence of a quorum. Abstentions and broker non-votes will not be considered votes properly cast at the Annual General Meeting pursuant to our Articles of Association. Because the approval of all of the proposals is based on the votes properly cast at the Annual General Meeting, abstentions and broker non-votes will not have any effect on the outcome of voting on these proposals under Irish law.

Why did I receive a notice in the mail regarding the internet availability of the proxy materials instead of a paper copy of the proxy materials?
As explained in more detail below, we are using the “notice and access” system adopted by the SEC relating to delivery of our proxy materials over the internet. As a result, we mailed to many of our shareholders a notice about the internet availability of the proxy materials instead of a

6   MALLINCKRODT PUBLIC LIMITED COMPANY – Proxy Statement

GENERAL INFORMATION
paper copy of the proxy materials. Shareholders who received the notice will have the ability to access the proxy materials over the internet and to request a paper copy of the proxy materials by mail, by e-mail or by telephone. Instructions on how to access the proxy materials over the internet or to request a paper copy may be found on the notice. In addition, the notice contains instructions on how shareholders may request proxy materials in printed form by mail or electronically by e-mail on an ongoing basis. This notice of internet availability of proxy materials also serves as a Notice of Meeting.

What are the “notice and access” rules and how do they affect the delivery of the proxy materials?
The SEC’s notice and access rules allow us to deliver proxy materials to our shareholders by posting the materials on an internet website, notifying shareholders of the availability of the proxy materials on the internet and sending paper copies of proxy materials upon shareholder request. We believe that the notice and access rules allow us to use internet technology that many shareholders prefer, continue to provide our shareholders with the information they need and, at the same time, assure more prompt delivery of the proxy materials. The notice and access rules also lower our cost of printing and delivering the proxy materials and minimize the environmental impact of printing paper copies.

Why didn’t I receive a notice in the mail about the internet availability of the proxy materials?
Shareholders who previously elected to access the proxy materials over the internet will not receive a notice in the mail about the internet availability of the proxy materials. Instead, you should have received an e-mail with links to the proxy materials and the proxy voting website. Additionally, we mailed copies of the proxy materials to shareholders who previously requested to receive paper copies instead of the notice.
If you received a paper copy of the proxy materials, you may elect to receive future proxy materials electronically by following the instructions on your proxy card or voting instruction form. Choosing to receive your future proxy materials by e-mail will help us conserve natural resources and reduce the cost of printing and distributing our proxy materials. If you choose to receive future proxy materials by e-mail, you will receive an e-mail with instructions containing a link to the website where those materials are available and a link to the proxy voting website. Your election to receive proxy materials by e-mail will remain in effect until you terminate it.

How do I attend the Annual General Meeting?
The Annual General Meeting will be held at the offices of Arthur Cox LLP, Ten Earlsfort Terrace, Dublin 2, D02 T380, Ireland on September 29, 2022.
Shareholders of Record.   For admission to the Annual General Meeting, shareholders of record should bring picture identification to the Registered Shareholders check-in area, where ownership will be verified. If you would like someone to attend on your behalf, please contact our Company Secretary prior to the meeting.
Beneficial Owners of Shares Held in Street Name.   Those who have beneficial ownership of
ordinary shares held by a bank, brokerage firm or other nominee should come to the Beneficial Owners check-in area. To be admitted, beneficial owners must bring picture identification, as well as proof from their banks or brokers that they owned our ordinary shares on August 10, 2022, the record date for the Annual General Meeting.
Registration will begin at 1:30 p.m., local time, and the Annual General Meeting will begin at 2:00 p.m., local time. For directions to the Annual General Meeting, please call +353 1 696 0000.

How will voting on any other business be conducted?
Other than matters incident to the conduct of the Annual General Meeting, we do not know of any business or proposals to be considered at the Annual General Meeting other than those set forth in this Proxy Statement. If any other business is proposed and properly presented at the Annual General Meeting, the proxies received from our shareholders give the proxy holders the authority to vote on such matters at their discretion.

MALLINCKRODT PUBLIC LIMITED COMPANY – Proxy Statement   7

GENERAL INFORMATION
Who will count the votes?
A representative of Broadridge Financial Solutions, Inc. will act as the inspector of elections and will tabulate the votes.
Who will pay the costs of soliciting the proxies?
Mallinckrodt will pay the costs of soliciting proxies. Proxies may be solicited on our behalf by our directors, officers or employees in person or by telephone, facsimile or other electronic means. We have retained Innisfree M&A Incorporated (“Innisfree”) to assist in solicitation of proxies and have agreed to pay Innisfree $17,500, plus certain reimbursable expenses. We have also agreed to indemnify Innisfree against certain liabilities relating to, or arising out of, its engagement. We also will reimburse brokerage firms and other custodians, nominees and fiduciaries, upon request, for their reasonable expenses incurred in sending proxies and proxy materials to beneficial owners of our ordinary shares.

Who is Mallinckrodt’s transfer agent?
Mallinckrodt’s transfer agent is Computershare. All communications concerning accounts of shareholders of record, including address changes, name changes, inquiries as to requirements to transfer Mallinckrodt ordinary shares and similar issues, can be handled by calling toll-free 1-877-487-1633 (U.S.) or +1-732-645-4170 (outside the U.S.) or by accessing Computershare’s website at computershare.com.

Where can I find more information about Mallinckrodt?
For other information about Mallinckrodt, you can visit our website at mallinckrodt.com.
We use our website as a channel of distribution of important company information, such as press releases, investor presentations and other financial information. We also use our website to expedite public access to time-critical information regarding us in advance of or in lieu of distributing a press release or a filing with the SEC disclosing the same information. Therefore, investors should look to the Investor Relations page of our website for important and time-critical information. Visitors to our website can also register to receive automatic e-mail and other notifications alerting them when new information is made available on the Investor Relations page of our website.
We make our website content available for information purposes only. It should not be relied upon for investment purposes, and it is not incorporated by reference into this Proxy Statement.

What impact could the COVID-19 pandemic have on the AGM?
The well-being of attendees, employees and service providers at the AGM is a primary concern for the directors of Mallinckrodt and in this context we are closely monitoring developments in relation to the COVID-19 pandemic.
The Annual General Meeting will proceed subject to the guidance provided by the Government of Ireland and the Department of Health (of Ireland) or any other governmental agency in place at the time of the meeting and such other measures as the Board considers appropriate to address health and safety concerns. As a result, there may be restrictions on travel and/or gatherings that affect or prohibit travel to and in-person attendance at the Annual General Meeting. In addition, to promote the health and safety of attendees, we may impose additional procedures or limitations on meeting attendance based on applicable governmental requirements or recommendations or facility requirements. We will continue to monitor the impact of COVID-19 and any relevant updates regarding the AGM will be available on our website at mallinckrodt.com. Should we determine that alternative arrangements are necessitated due to public health recommendations, we will announce our decision by press release and/or filing with the SEC and also post information on the Investor Relations page of the Company’s website found at https://www.mallinckrodt.com/investors/.

8   MALLINCKRODT PUBLIC LIMITED COMPANY – Proxy Statement

CORPORATE GOVERNANCE
CORPORATE GOVERNANCE
On October 13, 2020, the New York Stock Exchange (the “NYSE”) filed a Form 25 with the SEC to delist our ordinary shares from the NYSE. The delisting became effective October 26, 2020. Nevertheless, our Board of Directors has generally sought to adhere to NYSE corporate governance rules in anticipation of possibly relisting our ordinary shares on a national securities exchange if and when such relisting becomes available to us.
Our Corporate Governance Guidelines, general approach to corporate governance and internal policies and procedures are guided by U.S. practice and applicable federal securities laws and regulations as well as NYSE requirements. Although we are an Irish public limited company, we are not subject to the listing rules of the Euronext Dublin or the listing rules of the U.K. Listing Authority and we are therefore not subject to, nor have we adopted, the U.K. Corporate Governance Code or any other non-statutory Irish or U.K. governance standards or guidelines. While there are many similarities and overlaps between the U.S. corporate governance standards we apply and the U.K. Corporate Governance Code and other Irish and U.K. governance standards or guidelines, there are differences, relating in particular to the extent of the authorization to issue share capital and effect share repurchases that may be granted to the Board of Directors and the criteria for determining the independence of directors.
Our Board of Directors believes that good governance requires not only an effective set of specific practices, but also a culture of responsibility throughout an organization, and governance at Mallinckrodt is intended to achieve both. The Board also believes that good governance ultimately depends on the quality of an organization’s leadership, and it is committed to recruiting and retaining directors and officers of proven leadership ability and personal integrity.
Corporate Governance Guidelines
The Board has adopted Corporate Governance Guidelines designed to assist Mallinckrodt and the Board in implementing effective corporate governance practices. These guidelines, which are reviewed annually by the Governance and Compliance Committee, address, among other things:
•
Director responsibilities;

•
Composition and selection of the Board, including qualification standards and independence guidelines;

•
Majority voting for directors;

•
The role of the Chairman of the Board or of an independent Lead Director;

•
Board committee establishment, structure and guidelines;

•
Officer and director share ownership requirements;

•
Meetings of non-employee directors;

•
Director orientation and continuing education;

•
Board access to management and independent advisors;

•
Communication with directors;

•
Board and committee self-evaluations;

•
Succession planning and management development reviews;

•
CEO performance reviews;

•
Recoupment, or “clawback,” of executive compensation; and

•
Ethics and conflicts of interest.

Our Corporate Governance Guidelines are posted on our website at mallinckrodt.com.

MALLINCKRODT PUBLIC LIMITED COMPANY – Proxy Statement   9

CORPORATE GOVERNANCE
Independence of Nominees for Director
As noted above, the Corporate Governance Guidelines include criteria adopted by the Board to guide determinations regarding the independence of its members. The criteria, summarized below, are consistent with NYSE listing standards regarding director independence. Although our ordinary shares ceased to be listed on the NYSE following our voluntary filing of the Chapter 11 Cases, we have generally sought to adhere to NYSE listing standards relating to director independence. To be considered independent, a director must be determined by the Board to have no material relationship, directly or indirectly, with us. In assessing independence, the Board considers all relevant facts and circumstances. In particular, when assessing the materiality of a director’s relationship with us, the Board considers the issue not just from the standpoint of the director, but also from that of the persons or organizations with which the director has an affiliation. A director will not be considered independent if he or she, at the time of determination:
•
Is, or has been within the prior three years, an employee of Mallinckrodt;

•
Has an immediate family member who is, or has been within the prior three years, an executive officer of Mallinckrodt;

•
Is a current partner or employee of our internal or external auditor;

•
Has an immediate family member who is a current partner of our internal or external auditor or who is an employee of our internal or external auditor and personally works on our audit;

•
Has been, or has an immediate family member who has been, within the prior three years, a partner or employee of our internal or external auditor who personally worked on our audit within that time;

•
Is, or has an immediate family member who is, or has been within the prior three years, employed as an executive officer of another company that has or had on the compensation committee of its board of directors one of our executive officers (during the same period of time);

•
Has, or has an immediate family member who has, received more than $120,000 in direct compensation from Mallinckrodt, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service), in any 12-month period within the prior three years (compensation received by an immediate family member for service as an employee, other than as an executive officer, is not included for purposes of this determination);

•
Is a current employee, or has an immediate family member who is a current executive officer, of a company that does business with Mallinckrodt and has made payments to, or received payments from, Mallinckrodt for property or services in an amount that, in any of the prior three fiscal years, exceeds the greater of $1 million or 2% of such other company’s consolidated gross revenues; or

•
Is, or his or her spouse is, an executive officer, director or trustee of a charitable organization to which our contributions, not including our matching of charitable contributions by employees, exceed, in any single fiscal year within the prior three years, the greater of $1 million or 2% of such organization’s total charitable receipts during that year.

The Board has considered the independence of its members in light of these criteria, has reviewed our relationships with organizations and individuals with which our directors and/or their family members are affiliated and has determined that none of these current relationships is material to us, any of the organizations and individuals involved, or our directors. As to Daniel A. Celentano’s independence specifically, the Board considered that one of Mr. Celentano’s immediate family members, and that immediate family member’s spouse, have a personal friendship with an employee of Mallinckrodt’s independent compensation consultant. In addition, also as to Mr. Celentano, the Board considered that another of Mr. Celentano’s immediate family members received compensation from 2015 to 2019 (in an aggregate amount over that period of time of approximately $150,000), directly or indirectly, for services provided to Mallinckrodt.

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CORPORATE GOVERNANCE
Based on these considerations, the Board has determined that each of our directors, other than Sigurdur O. Olafsson, our President and Chief Executive Officer, satisfies our independence criteria and is independent. Additionally, each of our then-incumbent directors who resigned on June 16, 2022, at the time of our emergence from Chapter 11 proceedings, other than Mark C. Trudeau, our then- President and Chief Executive Officer, was previously determined by the Board to have satisfied our independence criteria and deemed to be independent. Each independent director is expected to notify the chair of the Governance and Compliance Committee, as soon as reasonably practicable, of changes in his or her personal circumstances that may affect the Board’s evaluation of his or her independence.
Director Nominations Process
The Governance and Compliance Committee is responsible for developing the general criteria, subject to approval by the full Board, used in identifying, evaluating and selecting qualified candidates for election or re-election to the Board. The Governance and Compliance Committee periodically reviews with the Board the appropriate skills and characteristics required of Board members in the context of the then-current make-up of the Board. Final approval of director candidates is determined by the full Board, and invitations to join the Board are extended by the Chairman of the Board on behalf of the entire Board.
The Governance and Compliance Committee, in accordance with our Corporate Governance Guidelines, seeks to create and maintain a Board that is strong in its collective knowledge and has a diversity of backgrounds, skills and experience with respect to accounting and finance, management and leadership, vision and strategy, business operations, business judgment, industry knowledge, corporate governance and global markets. When the Governance and Compliance Committee reviews a potential new candidate, the Governance and Compliance Committee looks specifically at the candidate’s qualifications in light of our needs and the needs of the Board at that time, given the then-current mix of director attributes.
As described in our Corporate Governance Guidelines:
•
Directors should be individuals of the highest ethical character and integrity;

•
Directors should have demonstrated management ability at senior levels in successful organizations, including as the chief executive officer of a public company or as the leader of a large, multifaceted organization, including government, educational and other non-profit organizations;

•
Each director should have the ability to provide wise, informed and thoughtful counsel to senior management on a range of issues and be able to express independent opinions, while at the same time working as a member of a team;

•
Directors should be free from any conflict of interest or business or personal relationship that would interfere with their fiduciary duties to Mallinckrodt; and

•
Directors should be independent of any particular constituency and be able to represent all of our shareholders.

The Governance and Compliance Committee assesses independence and also monitors adherence by the members of the Board with NYSE listing standards for populating the Audit, Human Resources and Compensation (which we sometimes refer to as the “HRCC”) and Governance and Compliance Committees. In general, directors may not serve on more than four public company boards of directors (including ours). If the director is employed as CEO of a publicly traded company, the director may serve on no more than three public company boards of directors (including ours).
As provided in its charter, the Governance and Compliance Committee will consider nominations submitted by shareholders. To recommend a nominee, a shareholder should write to our Company Secretary at our registered address, Mallinckrodt plc, College Business & Technology Park, Cruiserath, Blanchardstown, Dublin 15, Ireland. Any such recommendation must include:
•
The name and address of the candidate;

MALLINCKRODT PUBLIC LIMITED COMPANY – Proxy Statement   11

CORPORATE GOVERNANCE
•
A brief biographical description, including his or her occupation for at least the last five years, and a statement of the qualifications of the candidate, taking into account the qualification requirements set forth above; and

•
The candidate’s signed consent to serve as a director if elected and to be named in our Proxy Statement.

The recommendation must also include documentary evidence of ownership of our ordinary shares if the shareholder is a beneficial owner, as well as the date the shares were acquired and the name and address of the shareholder, as required by our Articles of Association.
To be considered by the Governance and Compliance Committee for nomination and inclusion in our Proxy Statement for the 2023 Annual General Meeting, a shareholder recommendation for director must be received by our Company Secretary not earlier than the close of business on June 1, 2023 and not later than the close of business on July 1, 2023, provided, that in the event the date of the 2023 Annual General Meeting is more than 30 days before or more than 60 days after the anniversary of the 2022 Annual General Meeting (which we anticipate will be the case, as we expect to hold the 2023 Annual General Meeting in mid-May 2023), notice must be received no earlier than the close of business on the 120th day prior to the date of the 2023 Annual General Meeting and no later than the close of business on the later of the 90th day prior to the date of the 2023 Annual General Meeting or, if the first public announcement of the date of the 2023 Annual General Meeting is less than 100 days prior to the date of the 2023 Annual General Meeting, the 10th day following the day on which public announcement of the date of the 2023 Annual General Meeting is first made. Once our Company Secretary receives the recommendation, we will deliver a questionnaire to the candidate requesting additional information about the candidate’s independence, qualifications and other information that would assist the Governance and Compliance Committee in evaluating the candidate, as well as certain information that must be disclosed about the candidate in our Proxy Statement, if nominated. Candidates must complete and return the questionnaire within the time frame provided to be considered for nomination by the Governance and Compliance Committee.
The Governance and Compliance Committee also receives suggestions for director candidates from Board members and, in its discretion, may also employ a third-party search firm to assist in identifying candidates for director. All eight of our nominees for director are current members of the Board. Prior to our emergence from Chapter 11 proceedings on June 16, 2022, in accordance with the Plan, six of our nominees (Paul M. Bisaro, Daniel A. Celentano, Riad H. El-Dada, Neal P. Goldman, Woodrow A. Myers, Jr., M.D., and James R. Sulat) were designated by the Required Supporting Unsecured Noteholders (as defined in the Plan) and approved by the Board. On June 16, 2022, each of our then-incumbent directors resigned, and immediately following their resignations, the six nominees were appointed to the Board in accordance with the Plan. In August 2022, Karen L. Ling was recommended as a director candidate by Paul M. Bisaro, our Chairman, and on August 12, 2022, was appointed to the Board.
In evaluating candidates for director, the Governance and Compliance Committee uses the guidelines described above, and evaluates shareholder candidates in the same manner as candidates proposed from all other sources. Based on its evaluation, the Governance and Compliance Committee recommended each of the nominees for election by the shareholders. More information regarding each director nominee’s qualifications can be found in Proposal 1 later in this Proxy Statement.
Majority Vote for Election of Directors
Directors are elected by the affirmative vote of a majority of the votes cast by shareholders at the Annual General Meeting (present in person or by proxy) and serve for one-year terms. Any nominee for director who does not receive a majority of the votes cast is not elected to the Board and the position that would have been filled by such nominee will become vacant. Given that Irish law does not recognize the concept of a holdover director, incumbent directors who do not receive a majority of the votes cast at the Annual General Meeting are not re-elected to the Board, and immediately following the Annual General Meeting, will no longer be members of the Board.

12   MALLINCKRODT PUBLIC LIMITED COMPANY – Proxy Statement

CORPORATE GOVERNANCE
xxIrish law does require, however, a minimum of two directors at all times. If an election results in either only one or no directors receiving the required majority vote, either the nominee or each of the two nominees receiving the greatest number of votes in favor of his or her election shall, in accordance with our Articles of Association, hold office until his or her successor(s) is elected.
Executive Sessions of the Board
The independent directors generally meet in executive session, without members of management present, at each regularly scheduled Board meeting and at such other times as may be deemed appropriate. At least one such meeting each year is limited to “independent directors” as defined by the rules of the NYSE, if different from “non-employee” directors. Other than the meeting limited to independent directors, these executive sessions may include a discussion with our Chief Executive Officer.
Board Leadership Structure
The positions of Chairman of the Board and Chief Executive Officer are held separately at Mallinckrodt. The Chairman of the Board provides leadership to the Board and works with the Board to define its structure and activities in the fulfillment of its responsibilities. The Chairman of the Board sets the Board agendas with Board and management input, facilitates communication among directors, provides an appropriate information flow to the Board and presides at meetings of the Board and shareholders. The Chairman of the Board works with other Board members to provide strong, independent oversight of our management and affairs. We believe that having a non-executive, independent Chairman of the Board is in the best interests of the Company and our shareholders at this time. The separation of the roles of Chairman of the Board and Chief Executive Officer allows our Chief Executive Officer to focus on managing the Company’s business and operations, and allows our Chairman of the Board to focus on Board matters, especially in light of the high level of regulation and scrutiny of public company boards. Further, we believe that separation of these roles ensures the independence of the Board in its oversight role of evaluating and assessing the Chief Executive Officer and management generally. Future modification of the Board leadership structure will be made at the sole discretion of the Board. A more detailed description of the role and responsibilities of the Chairman of the Board is set forth in our Corporate Governance Guidelines.
Code of Business Conduct and Ethics
We have adopted the Mallinckrodt Guide to Business Conduct, which meets the requirements of a “code of ethics” as defined in Item 406 of Regulation S-K, and generally adheres to the requirements of a code of business conduct and ethics under the listing standards of the NYSE. Although our ordinary shares ceased to be listed on the NYSE following our voluntary filing of the Chapter 11 Cases, we have generally sought to adhere to NYSE listing standards. Our Guide to Business Conduct applies to all employees, officers and directors of Mallinckrodt, including, without limitation, our CEO, CFO and other senior financial officers. Our Guide to Business Conduct is posted on our website at mallinckrodt.com under the heading “Investor Relations – Corporate Governance.” We will also provide a copy of our Guide to Business Conduct to shareholders upon request. We intend to disclose any amendments to our Guide to Business Conduct, as well as any waivers for executive officers or directors, on our website.
Board Risk Oversight
Our Board oversees an enterprise-wide approach to risk management designed to support the achievement of organizational objectives, including strategic objectives, to improve long-term organizational performance and enhance shareholder value. A fundamental part of risk management is not only understanding the risks we face and what steps management is taking to manage those risks, but also understanding what level of risk is appropriate for us. The involvement of the full Board in approving our business strategy is a key part of its assessment of management’s appetite for risk and the determination of what constitutes an appropriate level of risk for us. In this process, risk is assessed

MALLINCKRODT PUBLIC LIMITED COMPANY – Proxy Statement   13

CORPORATE GOVERNANCE
throughout the business, focusing on three primary areas: financial risk, legal/compliance risk and operational/strategic risk.
While the full Board has the ultimate oversight responsibility for the risk management process, various committees of the Board also have responsibility for risk management. In particular, the Audit Committee focuses on financial risk, including internal controls over financial reporting and receives an annual risk assessment report from our internal auditors. The Governance and Compliance Committee assists the Board in fulfilling its oversight responsibility with respect to regulatory, healthcare compliance and public policy issues that affect us and works closely with our legal and regulatory groups. In addition, in setting compensation, the HRCC strives to create incentives that encourage a level of risk-taking behavior consistent with our business strategy. The Governance and Compliance Committee conducts an annual assessment of the risk management process and reports its findings to the Board.
Transactions with Related Persons
The Governance and Compliance Committee is responsible for the review and, if appropriate, approval or ratification of “related-person transactions” involving us or our subsidiaries and related persons. Under SEC rules, a related person is a director, nominee for director, executive officer or a beneficial owner of 5% or more of our ordinary shares and their immediate family members. The Board has adopted written policies and procedures that apply to any transaction or series of transactions in which we or one of our subsidiaries is a participant, the amount involved exceeds the lesser of $120,000 or one percent of the average of our total assets at year end for the last two completed fiscal years and a related person has a direct or indirect material interest.
Communications with the Board of Directors
The Board has established a process for interested parties to communicate with members of the Board. If you have a concern, question or complaint regarding our compliance with any policy or law, or would otherwise like to contact the Board, you may reach the Board via e-mail at board.directors@mnk.com. A direct link to this e-mail address can be found on our website. You may also submit communications in writing or by phone. Please refer to the Board contact information that can be found at mallinckrodt.com/contact-us/. All concerns and inquiries are received and reviewed promptly by the Office of the General Counsel. Any significant concerns relating to accounting, internal controls over financial reporting or audit matters are reviewed with the Audit Committee.
All concerns will be addressed by the Office of the General Counsel, unless otherwise instructed by the Audit Committee or the Chairman of the Board. The status of all outstanding concerns is reported to the Chairman of the Board and the Audit Committee on a quarterly basis, and any concern that is determined to pose an immediate threat to us or concern one of our senior officials (any executive officer or any direct report to the President and Chief Executive Officer) is immediately communicated to the Chair of the Audit Committee. The Chairman of the Board or the Audit Committee may determine that certain matters should be presented to the full Board and may direct the retention of outside counsel or other advisors in connection with any concern addressed to them. The Mallinckrodt Guide to Business Conduct prohibits any employee from retaliating against anyone for raising or helping to resolve an integrity question.

14   MALLINCKRODT PUBLIC LIMITED COMPANY – Proxy Statement

BOARD OF DIRECTORS AND BOARD COMMITTEES
BOARD OF DIRECTORS AND BOARD COMMITTEES
General
Our business, property and affairs are managed under the direction of the Board of Directors. Directors are kept informed about our business through discussions with the Chairman of the Board and the Chief Executive Officer and other officers, by reviewing materials provided to them and by participating in meetings of the Board and its committees.
During fiscal 2021, the Board held nine meetings, both in person and telephonically. Each member of the Board attended 75% or more of the total number of meetings of the Board and the total number of meetings held by all of the committees on which he or she served during his or her term in office during fiscal 2021. Our Corporate Governance Guidelines provide that Board members are expected to attend each Annual General Meeting. All but one of our directors who were members of the Board at the time attended our 2021 Annual General Meeting in person or by phone.
Board Committees
Upon our emergence from Chapter 11 proceedings on June 16, 2022, we reconstituted our Board and committees. Each of our then-incumbent directors resigned, and we eliminated the Science and Technology Committee. The Board now has three standing committees: a separately designated Audit Committee established in accordance with the Securities Exchange Act of 1934, as amended (“Exchange Act”), as well as a Human Resources and Compensation Committee and a Governance and Compliance Committee. Membership and chairs of the committees are recommended by the Governance and Compliance Committee and selected by the Board. The committees report on their activities to the Board at each regular Board meeting.
The table below provides standing committee membership information as of the date of this Proxy Statement.
Non-Employee Directors	Audit Committee	Governance and Compliance Committee	Human Resources and Compensation Committee
Paul M. Bisaro
Daniel A. Celentano
Riad H. El-Dada
Neal P. Goldman
Karen L. Ling	—	—	—
Woodrow A. Myers, Jr., M.D.
James R. Sulat
Number of Meetings Held in Fiscal 2021(1)	11	4	6
(1) The Science and Technology Committee was eliminated on June 16, 2022, in connection with the Board and committee reconstitution and our emergence from Chapter 11 proceedings. The Science and Technology Committee held five meetings in fiscal 2021.
Chairman of the Board	Chair	Member

MALLINCKRODT PUBLIC LIMITED COMPANY – Proxy Statement   15

BOARD OF DIRECTORS AND BOARD COMMITTEES
Committee	Responsibilities and Composition
Audit Committee
The Audit Committee monitors the integrity of our financial statements, the independence and qualifications of the independent auditors, the performance of our internal auditors and independent auditors, our compliance with certain legal and regulatory requirements and the effectiveness of our internal controls. The Audit Committee is responsible for selecting, retaining, evaluating, setting the remuneration of and, if appropriate, recommending the termination of our independent auditors. The current members of the Audit Committee are Mr. Sulat, Mr. Celentano, and Mr. Goldman. Each of them is independent under SEC rules and NYSE listing standards applicable to audit committee members. Mr. Sulat is the Chair of the Audit Committee. The Board has determined that Mr. Sulat is an audit committee financial expert. The Audit Committee operates under a charter approved by the Board, which is posted on our website at mallinckrodt.com.

Governance and Compliance Committee	The Governance and Compliance Committee is responsible for identifying individuals qualified to become Board members, recommending to the Board the director nominees for election at the Annual General Meeting, developing and recommending to the Board our Corporate Governance Guidelines, taking a general leadership role in our corporate governance and assisting the Board in fulfilling its oversight responsibility with respect to regulatory, healthcare compliance and public policy issues that affect us. The Governance and Compliance Committee, together with the HRCC, also reviews the succession planning process relating to the Chief Executive Officer. The members of the Governance and Compliance Committee are Dr. Myers, Mr. Celentano, and Mr. El-Dada, each of whom is independent under NYSE listing standards. Dr. Myers is the Chair of the Governance and Compliance Committee. The Governance and Compliance Committee operates under a charter approved by the Board, which is posted on our website at mallinckrodt.com.
Human Resources and Compensation Committee	The HRCC reviews and approves compensation and benefits policies and objectives, determines whether our officers and employees are compensated according to those objectives and carries out the Board’s responsibilities relating to executive compensation. The HRCC, together with the Governance and Compliance Committee, also reviews the succession planning process relating to the Chief Executive Officer. The current members of the HRCC are Mr. Goldman, Mr. El-Dada, Dr. Myers and Mr. Sulat, each of whom is independent under NYSE listing standards applicable to compensation committee members. Mr. Goldman is the Chair of the HRCC. The HRCC operates under a charter approved by the Board, which is posted on our website at mallinckrodt.com.
In addition to the three standing committees, the Board previously established an ad hoc Strategic Review Committee to facilitate the Board’s evaluation of strategic alternatives with respect to the Company’s liabilities generally, including, without limitation, evaluation of alternatives with respect to addressing litigation and other contingent, unliquidated or unmatured liabilities as well as funded debt, whether by means of settlements of litigation, exchange offers or other out-of-court liability management transactions and/or a potential bankruptcy of the Company pursuant to a filing under Chapter 11 and/or any of its subsidiaries, or otherwise, and providing direction and oversight to the Company’s management with respect thereto. The members of the Strategic Review Committee were Angus C. Russell (Chair), Paul R. Carter, Anne C. Whitaker, and Kneeland C. Youngblood, M.D. The Strategic Review Committee held four meetings in fiscal 2021. On June 16, 2022, following the Company’s emergence from Chapter 11 proceedings, the Strategic Review Committee was eliminated.

16   MALLINCKRODT PUBLIC LIMITED COMPANY – Proxy Statement

COMPENSATION OF NON-EMPLOYEE DIRECTORS
COMPENSATION OF NON-EMPLOYEE DIRECTORS
Fiscal 2021
As approved by the Board of Directors, the compensation structure for non-employee directors for fiscal 2021 consisted of an annual cash retainer and supplemental cash retainers. This compensation structure was determined in conjunction with the Governance and Compliance Committee, after reviewing data and analyses from the Governance and Compliance Committee’s independent compensation consultant, Willis Towers Watson (“WTW”). For fiscal 2021, non-employee directors received the following compensation:
Cash Retainers
Board Members. Each director received an annual cash retainer of $336,000, paid in quarterly installments at the end of each quarter. Directors joining the Board other than on the first day of a quarter received a cash retainer pro-rated for the number of days served during their initial quarter of service.
Committee Chairs. The Chair of the Audit Committee received a supplemental annual cash retainer of $25,000. The Chair of the Human Resources and Compensation Committee received a supplemental annual cash retainer of $20,000. The Chairs of the Governance and Compliance Committee and the Science and Technology Committee each received a supplemental annual cash retainer of $15,000. The Chair of the Strategic Review Committee did not receive any additional retainer for this service.
Committee Members. Each member of a committee (excluding committee chairs) received a supplemental annual cash retainer of $5,000.
Non-Executive Chairman of the Board. Our non-executive Chairman received a supplemental annual cash retainer of $139,600.
Equity Awards
RSUs. Historically, at the time of our Annual General Meeting, each non-employee director received an annual grant of RSUs with a value of $295,000. Additionally, our non-executive Chairman received, at the time of our Annual General Meeting, additional RSUs with a value of $112,000. The awards vested on the date of our next succeeding Annual General Meeting.
New directors received a pro-rated annual equity grant. A pro-rated annual equity grant would not be granted to any new director who commenced service less than three months prior to the vesting date.
During fiscal 2020, the Board of Directors, upon the recommendation of the Governance and Compliance Committee and the HRCC, and with the advice of WTW, approved, in lieu of an annual equity award, an increase in the annual cash retainer for all directors by an amount equal to 80% of the annual equity award value, reflecting a 20% reduction to reflect the shorter-term nature of this component. This change was implemented due to the various uncertainties the Company was facing associated with outstanding legal issues related to opioids and Acthar® Gel, and was benchmarked against similar changes implemented at other companies facing such uncertainties and is generally aligned with the approach taken by companies of comparable size to the Company. This compensation structure was again approved in fiscal 2021, as the Company’s circumstances had not materially changed.
Other
Pursuant to our company-wide Matching Gift Program, we match employee and director contributions to charitable organizations up to $2,500. Directors are also reimbursed for reasonable out-of-pocket expenses incurred in attending Board meetings, committee meetings and shareholder meetings. Directors are provided with chartered private or commercial aircraft in order to travel to and from such meetings.

MALLINCKRODT PUBLIC LIMITED COMPANY – Proxy Statement   17

COMPENSATION OF NON-EMPLOYEE DIRECTORS
Post-Emergence
Upon our emergence from Chapter 11 proceedings on June 16, 2022, our Board of Directors approved the following compensation for non-employee directors.
Cash Retainers
Board Members. Each non-employee director receives an annual cash retainer of $75,000, paid in quarterly installments at the beginning of each quarter.
Committee Chairs. The Chair of the Audit Committee receives a supplemental annual cash retainer of $25,000. The Chair of the Human Resources and Compensation Committee and the Governance and Compliance Committee each receive a supplemental annual cash retainer of $17,500.
Committee Members. Each member of the Audit Committee (excluding the chair) receives a supplemental annual cash retainer of $15,000. Each member of the Human Resources and Compensation Committee and the Governance and Compliance Committee (excluding the chairs) receives a supplemental annual cash retainer of $10,500.
Non-Executive Chairman of the Board. The non-executive Chairman of the Board receives a supplemental annual cash retainer of $25,000.
In addition, each non-employee director will receive $1,500 for each meeting attended that is in excess of 10 meetings (including meetings of the Board and each committee of the Board).
Equity Awards
On June 16, 2022, the Board approved the grant to each non-employee director of 48,809 RSUs (intended to have a $700,000 value based on a pre-emergence valuation of the Company presented to the Board at such time) and a grant of 75,091 RSUs to our non-executive Chairman of the Board (intended to have a $930,000 value based on such valuation). The RSU grants were intended to represent the full equity compensation for our non-employee directors for the first two years following emergence, and therefore vest ratably on each of the first two anniversaries of the date of our emergence from Chapter 11 proceedings on June 16, 2022. The RSU grants became effective on July 1, 2022, by which time the OTC trading price of the Company’s ordinary shares exceeded the per share price based on the pre-emergence valuation of the Company. It was subsequently determined that the RSU grants may have as a technical matter exceeded the annual grant maximum amount set forth in the MIP (as defined below) and that due to ministerial errors in computation, fewer units than intended to achieve the $700,000 valuation had been granted to each non-employee director (other than the non-executive Chairman, to whom more units than intended to achieve the $930,000 valuation had been granted). In order to remedy these errors, on August 16, 2022, each non-employee director agreed to relinquish 22,533 (44,354, in the case of the non-executive Chairman) of the previously granted RSUs (taken ratably from the two vesting tranches), and we have agreed that, as soon as reasonably practical following January 1, 2023, we will grant to each non-employee director 26,277 RSUs (39,083 RSUs, in the case of the non-executive Chairman), subject to the applicable director’s continued service through such date and the MIP grant value limit, which will vest ratably on each of the first two anniversaries of emergence.
Director Share Retention and Ownership Guidelines
Our Corporate Governance Guidelines have provisions requiring all non-employee directors to hold Mallinckrodt ordinary shares with a market value of at least five times the annual cash retainer. Until the required ownership level is achieved, the non-employee directors would be required to retain net after tax shares received upon vesting of RSUs. However, as a result of the Chapter 11 Cases and related circumstances, on November 3, 2020, the Board of Directors waived compliance with the stock ownership guidelines for the duration of the Chapter 11 Cases. The stock ownership guidelines have been reinstated since our emergence from Chapter 11 proceedings on June 16, 2022.

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COMPENSATION OF NON-EMPLOYEE DIRECTORS
The following table provides information concerning the compensation paid by us to each of our non-employee directors for the fiscal year ended December 31, 2021. Compensation for Mark C. Trudeau, our then-President and Chief Executive Officer, is shown in the Summary Compensation Table. Mr. Trudeau received no additional compensation for his services as a director.
2021 Director Compensation Table
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	All Other Compensation ($)	Total ($)
David R. Carlucci	341,000	—	—	341,000
J. Martin Carroll	356,000	—	—	356,000
Paul R. Carter	351,000	—	—	351,000
David Y. Norton	356,000	—	—	356,000
Carlos V. Paya, M.D.	356,000	—	—	356,000
JoAnn A. Reed	361,000	—	—	361,000
Angus C. Russell	490,600	—	—	490,600
Anne C. Whitaker	346,000	—	—	346,000
Kneeland C. Youngblood, M.D.	346,000	—	—	346,000

MALLINCKRODT PUBLIC LIMITED COMPANY – Proxy Statement   19

EXECUTIVE OFFICERS
EXECUTIVE OFFICERS
Set forth below are the names, ages, and current positions of our current executive officers:
Name	Age	Title
Sigurdur O. Olafsson	54	President, Chief Executive Officer and Director
Bryan M. Reasons	55	Executive Vice President and Chief Financial Officer
Henriette Nielsen	56	Executive Vice President and Chief Transformation Officer
Mark Tyndall	46	Executive Vice President and Chief Legal Officer and Company Secretary
Kassie Harrold	43	Executive Vice President and Chief Compliance Officer
Stephen Welch	44	Executive Vice President and Head of Specialty Generics
Jason Goodson	41	Executive Vice President and Head of Corporate Development
Executive Officer Biographies
Sigurdur O. Olafsson has been President, Chief Executive Officer and a director since June 2022. Mr. Olafsson has almost 30 years of diverse pharmaceutical experience across branded and generic drugs. Before joining Mallinckrodt, Mr. Olafsson served as chief executive officer of Hikma Pharmaceuticals plc from February 2018 to June 2022. Prior to Hikma, Mr. Olafsson served as president and chief executive officer of the Global Generic Medicines Group of Teva Pharmaceuticals, from July 2014 to January 2017. Before that, he served in various senior executive roles at Actavis plc (Watson) (from September 2010 to June 2014) and the Actavis Group (from October 2003 to August 2010), which develop, manufacture and distribute branded, generic and biosimilar products. Mr. Olafsson has also held a number of leadership positions in Pfizer’s Global R&D organization in the U.K. and U.S., focused on branded drug development, and served as head of drug development for Omega Farma in Iceland. Mr. Olafsson has previously served as a director on the boards of Hikma (from 2018 to 2022) and Pfenex Inc. (from 2017 to 2019). Mr. Olafsson holds a MS in pharmacy (Cand Pharm) from the University of Iceland, Reykjavik.
Bryan M. Reasons is our Executive Vice President and Chief Financial Officer. He has executive responsibility for the global finance function. Prior to joining Mallinckrodt in March 2019, Mr. Reasons served as Senior Vice President and Chief Financial Officer of Amneal Pharmaceuticals, Inc. from May 2018 until January 2019 and as Senior Vice President, Finance and Chief Financial Officer of Impax Laboratories, Inc. from December 2012 until Amneal and Impax completed their business combination to form Amneal in May 2018. Mr. Reasons previously served as Impax’s Acting Chief Financial Officer from June 2012 to December 2012 and as Impax’s Vice President, Finance from January 2012 to June 2012. Prior to joining Impax in January 2012, he held various finance management positions at Cephalon, Inc. from 2005 to 2012 and at E. I. Du Pont De Nemours and Company from 2003 to 2005 and was at PricewaterhouseCoopers LLP from 1993 to 2003, last serving as senior manager. Mr. Reasons also serves as an independent board director and audit committee chair for both Aclaris Therapeutics, Inc. and Recro Pharma, Inc.
Henriette Nielsen is our Executive Vice President and Chief Transformation Officer, a role she assumed in August 2022. Ms. Nielsen has executive responsibility for all human resources, communications and people-related matters, as well as a focus on further building out our ESG program. Ms. Nielsen brings significant experience from a range of corporate functions and an impressive track record of enhancing operations at pharmaceutical companies. Previously, Ms. Nielsen served at Hikma Pharmaceuticals plc as Executive Vice President, Business Operations, a role she held from 2018 to 2022. Before that, Ms. Nielsen served at Teva Pharmaceuticals as Senior Vice President, Chief Transformation Officer, Global Marketing and Portfolio (from 2015 to 2018), and Senior Vice President, Chief Transformation Officer, Global Generics Medicine (from 2014 to 2015). Before that, she was the founder of System Matters APS, a healthcare and impact investing consultancy (from 2011 to 2014) and the general counsel and an executive vice president at Actavis Group (from 2006 to 2011). Ms. Nielsen began her career as a commercial lawyer in Denmark at Kromann Reumert. She presently serves as Vice Chair of Think Equal USA, a not-for-profit providing and advocating for early-age

20   MALLINCKRODT PUBLIC LIMITED COMPANY – Proxy Statement

EXECUTIVE OFFICERS
social emotional learning, and an advisor to EIR, which promotes women’s sports in Denmark. From 2017 to 2018 she served as a board member and observer at PGT Healthcare, a joint venture between Teva and Procter & Gamble Company. Ms. Nielsen was a candidate of law at the University of Copenhagen, received her Master of Laws at the University of Edinburgh, and completed the Leading Sustainable Corporation Programme at the University of Oxford.
Mark Tyndall serves as our Executive Vice President and Chief Legal Officer, and Corporate Secretary, roles he assumed in August 2022. Mr. Tyndall has executive responsibility for all legal functions and serves as the primary liaison to the Board of Directors. He also has responsibility for Mallinckrodt’s Government Affairs and Patient Advocacy functions. Previously, from February 2021 to August 2022, Mr. Tyndall served as Mallinckrodt’s Senior Vice President and U.S. General Counsel, where he had responsibility for the U.S. and international commercial legal teams, corporate litigation and investigations, legal operations, and the corporate privacy function, and oversaw the Government Affairs team. Before that, Mr. Tyndall held the roles of Senior Vice President of Government Affairs & Chief Counsel of Litigation (from February 2019 to February 2021), and Vice President of Government Affairs, Policy and Patient Advocacy (from June 2014 to February 2019). Prior to Mallinckrodt, Mr. Tyndall served as Head of Global Policy and Public Affairs at Bayer Healthcare’s consumer health division, a role he served in from January 2013 to June 2014. Prior to joining Bayer, Mr. Tyndall practiced healthcare and political law in the Washington, D.C. office of Sidley Austin LLP, where he focused on healthcare regulatory issues, fraud and abuse matters and legislative and policy issues. He is also a former professional staff member of the U.S. Senate Committee on Agriculture, Nutrition and Forestry. Mr. Tyndall holds a Juris Doctor from George Washington University Law School, a Master’s degree in Public Policy from the College of William and Mary, and a Bachelor of Arts degree in Economics from Christopher Newport University. He also completed the International Human Rights Law Summer Program at the University of Oxford, New College.
Kassie Harrold is our Executive Vice President and Chief Compliance Officer, a role she assumed in August 2022. Ms. Harrold has executive responsibility for overseeing Mallinckrodt’s global integrity and compliance program. Previously, Ms. Harrold served as our Senior Vice President and Chief Compliance Officer, with responsibility for global ethics and the compliance program, including risk assessment and mitigation, hotline reporting and investigations, program monitoring and governance. Ms. Harrold has more than 15 years of compliance experience in the pharmaceutical and specialty chemical industries, and has assessed, implemented and managed compliance programs in a broad range of subject matter areas. Ms. Harrold has held roles of increasing responsibility since joining Mallinckrodt in 2013, including leading the trade compliance and business support functions and advising senior management on a broad range of business matters as the Senior Staff Liaison to the President and Chief Executive Officer. Previously, Ms. Harrold held several positions, including global compliance, litigation and employment counsel and government affairs, with Solutia Inc., the specialty chemicals spin-off of Monsanto. Ms. Harrold is a member of the Healthcare Businesswomen’s Association (HBA), previously serving on the St. Louis chapter board and was selected as Mallinckrodt’s 2016 HBA Rising Star. She also participates in the Pharmaceutical Compliance Forum as a member of the CCO Roundtable. Ms. Harrold serves as an executive sponsor and advisor to Mallinckrodt’s Women in Business and Champion Circles business resource groups. She earned her Bachelor of Science and Juris Doctorate Degrees from Duquesne University in Pittsburgh, Pennsylvania.
Stephen Welch is our Executive Vice President and Head of Specialty Generics, a role he assumed in August 2022. He has executive responsibility for the Company’s Specialty Generics segment, directly managing all aspects of the segment’s business. Before that, from January 2022 to August 2022, Mr. Welch served as our Senior Vice President and General Manager, Specialty Generics. He previously served as the segment’s Chief Financial Officer (from December 2020 to January 2022) and Chief Transformation Officer for Mallinckrodt (from August 2019 to June 2022), including during the Company’s Chapter 11 process, and regularly represented the Company in those proceedings. He joined Mallinckrodt in 2012 and during his time with the Company has held a number of increasingly strategic roles, including Chief of Staff to the President and CEO and Vice President of Corporate Strategy. He began his time at Mallinckrodt in the tax department, focused primarily on mergers and acquisitions transactions and business integrations. Prior to joining Mallinckrodt, Mr. Welch led the tax functions at Human Genome Sciences and PharMerica. He began his career at PricewaterhouseCoopers. Mr. Welch

MALLINCKRODT PUBLIC LIMITED COMPANY – Proxy Statement   21

EXECUTIVE OFFICERS
holds a Juris Doctor degree from the Georgetown University Law Center and a bachelor’s degree in Political Science from California State University, Bakersfield.
Jason Goodson is our Executive Vice President and Head of Corporate Development, a role he assumed in August 2022. Mr. Goodson has executive responsibility for overseeing corporate strategy, business development and business intelligence. He is a seasoned executive leader with a track record of navigating complex business issues and delivering results against corporate strategy. Mr. Goodson previously served as our Vice President of Business Operations, where he had responsibility for corporate strategy, business development and business intelligence and analytics. Mr. Goodson has also served as Chief of Staff to the President and CEO supporting various strategic initiatives including key workstreams within the Chapter 11 process. Mr. Goodson has over 18 years of experience in various finance leadership, strategic and mergers and acquisitions transaction focused roles. He began his career at Mallinckrodt as Assistant Controller, within the finance organization focused on mergers and acquisitions transactions, integration and transformation projects. Prior to joining Mallinckrodt, Mr. Goodson was with SunEdison Inc, in various finance leadership roles including responsibility for finance transformation initiatives and various business development transactions. Prior to his time at SunEdison, Inch, he was with PricewaterhouseCoopers as a manager in the audit practice. Mr. Goodson holds a Masters and Bachelors degree from the University of Missouri – Columbia in Accounting. He is a Certified Public Accountant in the state of Missouri.

22   MALLINCKRODT PUBLIC LIMITED COMPANY – Proxy Statement

COMPENSATION OF EXECUTIVE OFFICERS
COMPENSATION OF EXECUTIVE OFFICERS
Our Named Executive Officers
For purposes of the executive compensation disclosures, the individuals listed below are referred to collectively as our named executive officers (“NEOs”) for fiscal 2021.
•
Mark C. Trudeau, Former President, Chief Executive Officer and Director.*

•
Hugh M. O’Neill, Executive Vice President and Chief Commercial and Operations Officer.**

•
Steven J. Romano, M.D., Executive Vice President and Chief Scientific Officer.**

*Mr. Trudeau resigned from his roles as President, Chief Executive Officer and director on June 16, 2022, in connection with our emergence from Chapter 11 proceedings. Sigurdur O. Olafsson became President, Chief Executive Officer and a director effective June 25, 2022.
**On August 17, 2022, Mallinckrodt announced updates to its Executive Committee, pursuant to which several members of the Executive Committee, including Steven J. Romano, M.D., and Hugh M. O’Neill, would step down from their roles and depart Mallinckrodt. Mr. O’Neill and Dr. Romano departed the Executive Committee effective August 17, 2022 and intend to depart Mallinckrodt in September and December 2022, respectively.
Fiscal 2021 Compensation Program
The following table summarizes the three major elements of our fiscal 2021 executive compensation program and the objective of each element. They are designed to work together, and the HRCC views the executive compensation program as an integrated total compensation program. The overall value of compensation is competitively benchmarked to the pharmaceutical industry and with peer companies. The mix of compensation elements varies based on an executive’s position and responsibilities.
During fiscal 2021, each NEO participated in the 2021 Key Employee Incentive Plan (“2021 KEIP”) which was a component of our Stock and Incentive Plan. The HRCC approved the 2021 KEIP on March 8, 2021, followed by Bankruptcy Court approval on April 5, 2021. The 2021 KEIP was put in place for similar reasons to the 2020 Key Employee Incentive Plan (“2020 KEIP”), which was implemented in the time leading up to the filing of the Chapter 11 Cases in October 2020 in order to replace the annual incentive plan and long-term incentive plan for the Company’s NEOs for fiscal 2020. Due to the timing of the commencement of the Chapter 11 Cases, the 2020 KEIP contained three separate stand-alone performance periods (First Half, Third Quarter, and Forth Quarter). Since the Chapter 11 proceedings continued into 2021, the 2021 KEIP was structured with the input of various creditor constituencies to include two separate stand-alone performance periods (First Half and Second Half) and added in two additional performance measures, adjusted EBITDA and a multi-faceted pipeline metric. Additional details of the 2021 KEIP can be found under the section “Fiscal 2021 KEIP Awards”. In light of our emergence from Chapter 11 proceedings, the Board and management of the Company are determining the compensation philosophy and program elements appropriate for the business strategy of the emerged organization.
Element	Key Features	Objective
Base salary	Fixed cash compensation.	Offer a stable income, intended to reflect the market value of the executive’s role, with differentiation for strategic significance, individual capability and experience.
2021 KEIP	Market-competitive, performance-based cash bonus opportunity tied to achievement of Company goals. Calculation for each executive’s cash	Focus executives on pre-set patient, employee and stakeholder value objectives and drive specific behaviors that foster short-and long-term growth

MALLINCKRODT PUBLIC LIMITED COMPANY – Proxy Statement   23

COMPENSATION OF EXECUTIVE OFFICERS
Element	Key Features	Objective

incentive is based on performance versus pre-determined goals tied to financial and operational performance measures.
Two separate standalone performance periods and payout schedule (First Half and Second Half).
and profitability.
Retention Bonus
Cash-based retention bonus awarded to executives in September 2020.
Subject to repayment prior to the earlier of May 15, 2022 or the date the Company emerged from the Chapter 11 Cases in the event the award recipient resigned, retired, voluntarily terminated employment or was terminated by the company for cause.
Designed to stabilize the executive leadership team and reduce the possibility of turnover, which could result in the loss of expert knowledge, slow momentum and could impair the Company’s ability to navigate its critical challenges, including the Chapter 11 Cases.
Compensation Decision-Making
Role of the HRCC and Management.
The HRCC makes all decisions regarding senior management compensation, which includes our NEOs and certain other senior officers. The HRCC reviews our executive compensation policies, practices and plans on an ongoing basis to determine whether they are consistent with our compensation philosophy and objectives, and whether they need to be modified in light of changes in our business or the market in general. The HRCC meets periodically with management to review compensation policies and specific levels of compensation paid to officers and other key personnel and approves compensation and programs for executive officers other than our CEO. The HRCC reports to the Board on compensation paid to officers and other key personnel and makes recommendations to the Board regarding CEO compensation policies and programs. In addition, our CEO makes recommendations to the HRCC regarding salary adjustments and the setting of incentive targets and awards for executive officers other than himself, including the other NEOs.
In determining the compensation of an executive officer, the HRCC considers various factors, including:
•
Company, business unit and individual performance, as well as business conditions and our business outlook;

•
Market data on compensation opportunities of officers with similar responsibilities at comparable companies;

•
The officer’s current and future responsibilities and potential contribution to our performance;

•
Retention considerations; and

•
Compensation levels of our executives with similar levels of responsibility.

Role of the Compensation Consultant.
The HRCC utilizes the services of independent compensation consultants from time to time and has the sole authority to retain, compensate and terminate any such compensation consultants. During fiscal 2021, WTW served as independent compensation consultant to the HRCC, and compensation paid to WTW for these services totaled approximately $127,130. WTW reported directly to the HRCC, and within its scope of services, WTW reviewed HRCC materials, attended HRCC meetings, reviewed our peer group and competitive positioning of individual executives versus market, assisted the HRCC with program design, provided advice to the HRCC as compensation issues arose and provided

24   MALLINCKRODT PUBLIC LIMITED COMPANY – Proxy Statement

COMPENSATION OF EXECUTIVE OFFICERS
recommendations on certain specific aspects of our compensation programs. The HRCC assessed the independence of WTW and determined that WTW was independent and that no conflicts of interest existed during fiscal 2021.
During fiscal 2021, in addition to the Board retaining WTW to provide services to the HRCC, Mallinckrodt management engaged WTW to provide services relating to the Company’s Chapter 11 filing. Total fees in relation to the Chapter 11 filing during fiscal 2021 were approximately $441,280. In addition, we participate in a number of WTW general compensation surveys and purchase subsequent U.S. and international compensation reports. In fiscal 2021, our expenditure for these products was $26,216.
Peer Group Determination.
When reviewing compensation programs for the executive officers, the HRCC considers the compensation practices of a group of companies of reasonably similar size and that may be in competition with us for talent. Given the rapidly changing business landscape of the pharmaceutical industry, including consolidations, it is important for us to maintain a current view of peer competitors. The HRCC periodically reviews the peer group and approves changes, based on an established set of criteria and the recommendation of independent compensation consultants. In September 2020, the HRCC approved a peer group that included the 16 companies listed below for fiscal 2021. The specific companies were selected using objective size criteria, in a range that we believe is appropriate for benchmarking executive compensation. We believe the peer group includes companies with which we compete for business, executive talent and/or investment dollars.
The following table sets forth the peer group companies approved by the HRCC for use in the fiscal 2021 competitive analysis of executive compensation:
Alexion Pharmaceuticals, Inc.
Alkermes plc
Amneal Pharmaceuticals
BioMarin Pharmaceutical Inc.
Bausch Health Companies
Catalent, Inc.
CSL Limited
Endo International plc
Horizon Pharma plc
Incyte Corp
Jazz Pharmaceuticals plc
Perrigo Company plc
Regeneron Pharmaceuticals, Inc.
United Therapeutics Corporation
Vertex Pharmaceuticals Inc.
Zoetis Inc.

MALLINCKRODT PUBLIC LIMITED COMPANY – Proxy Statement   25

COMPENSATION OF EXECUTIVE OFFICERS
In selecting the peer group, the HRCC considered revenue and market capitalization, in addition to business similarity and our market for executive talent. Summary information is provided below in terms of revenue and market capitalization for the fiscal 2021 peer group at the time the fiscal 2021 peer group was approved by the HRCC (which was based on publicly available information as of August 15, 2020):
	Revenue for the Last Twelve Months ($ Millions)	Market Capitalization ($ Millions)
75th Percentile	$5,738	$33,041
Median	$2,937	$15,105
25th Percentile	$1,820	$5,868
Mallinckrodt	$2,381	$140
Mallinckrodt Percentile	40%	Lowest
Summary Compensation Table
Our NEOs, like our employees generally and our shareholders and other stakeholders, have been significantly impacted by the Chapter 11 Cases. The information presented in the Summary Compensation Table reflects compensation for our NEOs for fiscal year 2021. The impact of the Chapter 11 Cases is not reflected in the Summary Compensation Table. Under the Plan, each existing equity interest in Mallinckrodt, including our ordinary shares and existing equity-based awards, was cancelled and extinguished, and our shareholders did not receive any recovery upon our emergence from Chapter 11 proceedings. Accordingly, upon our emergence from Chapter 11 proceedings, our NEOs did not receive any value for their RSUs, stock options or any other equity interest in Mallinckrodt.
SUMMARY COMPENSATION TABLE
Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)
Mark C. Trudeau President and Chief Executive Officer	2021	1,090,385	—	—	—	7,148,280	737,318	8,975,983
	2020	1,050,000	1,575,000	—	—	11,407,814	854,724	14,887,538
Hugh M. O’Neill Executive Vice President and Chief Commercial and Operations Officer	2021	643,846	—	—	—	2,486,775	159,060	3,289,681
	2020	607,885	930,000	—	—	2,943,675	249,666	4,731,226
Steven J. Romano, M.D. Executive Vice President and Chief Scientific Officer	2021	643,846	—	—	—	2,486,775	238,439	3,369,060
	2020	620,000	930,000	—	—	2,943,675	283,990	4,777,665
(1)
The amounts reported represent cash retention awards paid in 2020 but not earned until 2022 for Mr. Trudeau, Mr. O’Neill and Dr. Romano. The terms of the retention payments included repayment of the full amount if the executive had voluntarily terminated employment or been terminated for cause prior to the earlier of May 15, 2022 or the date the Company emerged from the Chapter 11 proceedings.

(2)
The amounts reported for fiscal year 2021 represent incentive cash awards paid to the NEOs under our 2021 KEIP. For information regarding the calculation of these awards, see the Narrative to the Summary Compensation Table.

(3)
The amounts reported represent the aggregate dollar amount for each NEO for employer contributions to the Retirement Savings Plan, employer credits to the Supplemental Savings Plan, international assignment benefits for fiscal 2021 and 2020, executive physicals, executive financial planning and tax reimbursements, and tax preparation fees. We also have Company-purchased tickets to athletic or other events which are generally used for business purposes. In limited instances our named executive officers may have personal use of Company-purchased event tickets when they are not being used for business purposes. No amounts are included because there is no incremental cost to us of such personal use. The following table shows the specific amounts included in the All Other Compensation column of the Summary Compensation Table for fiscal 2021.

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COMPENSATION OF EXECUTIVE OFFICERS
ALL OTHER COMPENSATION IN 2021
Name	Contributions to Retirement Savings Plan ($)	Credits to Supplemental Savings Plan ($)	Tax Reimbursement Payments ($)(1)	Director Fees ($)(2)	Other ($)(3)	Total ($)
Mark C. Trudeau	18,450	396,842	303,861	—	18,165	737,318
Hugh M. O’Neill	18,450	130,697	9,913	—	—	159,060
Steven J. Romano, M.D.	17,400	130,697	—	74,377	15,965	238,439

(1)
Mr. Trudeau was entitled to certain benefits as part of our Tax Equalization Policy due to his service on the Board of Directors and amounts shown represent payments under our Tax Equalization Policy during fiscal 2021. Following the filing of all tax returns, a tax equalization calculation will be prepared to determine the ultimate amount owed either to the Company or Mr. Trudeau under our Tax Equalization Policy. Mr. O’Neill received tax reimbursement related to spousal travel to the Mallinckrodt’s President’s Club.

(2)
The Company has appointed Mr. Romano as its representative on the Board of Directors of Silence Therapeutics plc. Mr. Romano received director fees of £55,000 from Silence Therapeutics plc for this service in 2021. For purposes of this table, the exchange rate as of December 31, 2021 of one British Pound to 1.35231 U.S. dollars was used.

(3)
Includes amounts for executive physicals and executive financial planning and tax preparation fees.

Narrative to Summary Compensation Table
Fiscal 2021 KEIP Awards
For fiscal 2021, the HRCC determined the amount payable to our NEOs under the 2021 KEIP by multiplying the NEO’s individual incentive target by the funding based on Company performance for two separate standalone performance periods (First Half and Second Half, the two performance periods together referred to as the “Full Year”).
The HRCC, in partnership with independent advisors, established award target amounts for each of our NEOs under the 2021 KEIP detailed in the table below. Based on the assessment of the Company’s performance, the HRCC may adjust the bonus funding factor up or down under the maximum determined by our plan.
The 2021 KEIP Full Year target amounts for the NEOs were equal to the sum of their previously approved target annual incentive opportunity for fiscal 2021 and approximately 54% of the CEO’s and 77% of the other NEOs’ previously approved target long-term equity incentive opportunity for fiscal 2021 (a 46% reduction was applied to the CEO and a 23% reduction was applied to the other NEOs to reduce the total cost of the 2021 KEIP, reflecting the shorter-term nature of this component of the award and that the award was payable in cash).
Name	2021 KEIP Full Year Target	2020 KEIP Full Year Target	Previously Approved Combined Annual and Long-Term Incentive Target
Mark C. Trudeau	$6,712,000	$9,312,500	$11,312,500
Hugh M. O’Neill	$2,335,000	$2,403,000	$2,903,000
Steven J. Romano, M.D.	$2,335,000	$2,403,000	$2,903,000
Performance Periods and Measures.   The 2021 KEIP consisted of two separate standalone performance periods: the first half of fiscal 2021 (50% of award) and the second half of fiscal 2021 (50% of award). The two semi-annual performance periods and semi-annual goals placed a greater emphasis on the results we needed to achieve throughout the year. In addition, this type of incentive plan structure is aligned with market practice for companies operating under similar circumstances to us. The Company’s achievement against the following performance measures was assessed for each performance period separately and resulted in two separate award payouts: adjusted EBITDA, adjusted operating cash flow, adjusted net sales, and a pipeline metric. These performance measures were set in relation to our annual budget for the entire enterprise as approved by the Board of Directors.

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The HRCC viewed these measures as key drivers to preserve and maximize enterprise value and maximize cash generation during a time of significant bankruptcy and litigation overhang.
•
Adjusted EBITDA was defined as earnings for the fiscal year before interest, taxes, depreciation and amortization, adjusted (with limitations and governors in place related to research and development expense) to exclude certain non-recurring items considered not a direct reflection of our core operations and our ongoing performance.

•
Adjusted operating cash flow represented operating cash flow prepared in accordance with accounting principles generally accepted in the U.S. (“GAAP”) adjusted for separation costs, reorganization advisor fees, working capital impacts related to the CARES Act, significant legal and environmental charges and working capital impacts resulting from the Company’s Chapter 11 bankruptcy filing, with certain limitations and governors related to research and development expense, days payable outstanding, severance costs and interest payments.

•
Adjusted net sales represented net sales calculated in accordance with GAAP, as adjusted for certain items. Net sales is an important measure because it is a leading indicator of performance and value creation and provides a clear focus on top-line growth. For purposes of the 2021 KEIP, adjusted net sales excludes foreign exchange impacts.

•
Pipeline metric focused on long-term success with targets related to achievements of operational milestones in the development, execution, and commercialization of key products.

The weighted average funding for the 2021 KEIP could have ranged from 0% to 150% of target based upon performance against these measures for each standalone performance period, which was a reduction to the approved range of 0% to 200% from years prior to 2020. The HRCC maintained discretionary authority to further modify the funding, both negatively and positively.
Fiscal 2021 First Half performance resulted in an overall weighted average funding of 112% and the Second Half performance resulted in an overall weighted average funding of 101%. The following charts summarize the 2021 KEIP design based on the two separate performance periods with respect to the Company performance measures, including the relative weighting, performance targets, actual results and weighted average funding for our NEOs:
Fiscal 2021 First Half Company Performance Measures
(Applicable to all NEOs)
Measure	Weighting	Threshold (50% Payout)	Target (100% Payout)	Maximum (150% Payout)	Fiscal 2021 First Half Results	Weighted Average Funding
Adjusted EBITDA (in millions)	40%	$355	$418	$481	$404	36%
Adjusted Operating Cash Flow (in millions)	40%	$342	$402	$463	$477	60%
Adjusted Net Sales (in millions)	10%	$1,067	$1,186	$1,305	$1,102	6%
Pipeline Metric	10%					10%
						112%

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Fiscal 2021 Second Half Company Performance Measures
(Applicable to all NEOs)
Measure	Weighting	Threshold (50% Payout)	Target (100% Payout)	Maximum (150% Payout)	Fiscal 2021 Second Half Results	Weighted Average Funding
Adjusted EBITDA (in millions)	40%	$358	$422	$485	$396	32%
Adjusted Operating Cash Flow (in millions)	40%	$263	$310	$356	$352	58%
Adjusted Net Sales (in millions)	10%	$1,081	$1,201	$1,321	$1,103	6%
Pipeline Metric	10%					5%
						101%
The performance measures used for compensation purposes include non-GAAP financial measures that exclude the effects of certain items that the HRCC believes do not represent ongoing operating results and/or business trends.
Strategic Imperatives.   In addition to performance against financial and operational measures, the HRCC also considered performance that supported the accomplishment of strategic imperatives, and had the ability to adjust the overall size of the executive bonuses, both negatively and positively. This discretion allows the HRCC to decrease the size of executive bonuses if, in the HRCC’s opinion, such amounts are not appropriately earned or should not be paid.
The HRCC took into account the progress on the strategic imperatives and challenges that faced the business in 2021 when determining the 2021 KEIP award payouts for each of the two performance periods. The following charts show the HRCC approved multipliers for each of the two performance periods.
	Target Performance Multiplier				Payout
	First Half Target KEIP Opportunity	x	Multiplier		First Half KEIP Payout
Mark C. Trudeau	$3,356,000	x	112%	=	$3,758,720
Hugh M. O’Neill	$1,167,500		112%		$1,307,600
Steven J. Romano, M.D.	$1,167,500		112%		$1,307,600
	Target Performance Multiplier				Payout
	Second Half Target KEIP Opportunity	x	Multiplier		Second Half KEIP Payout
Mark C. Trudeau	$3,356,000	x	101%	=	$3,389,560
Hugh M. O’Neill	$1,167,500		101%		$1,179,175
Steven J. Romano, M.D.	$1,167,500		101%		$1,179,175
Executive Retention Bonus Program
In November 2019, the HRCC approved a key executive retention plan, also known as the Executive Retention Bonus Program (“ERBP”) for specified employees, including the NEOs, and the Board approved an ERBP for the CEO. The ERBP provided a cash-based retention bonus award to specified employees of the Company. In August 2020, the HRCC approved an extension of the ERBP for a small number of employees, including the NEOs, and the Board approved an extension for the CEO. The HRCC considered the challenges facing the Company, including the opioid litigation, and both the Board and the HRCC believed it critical to continue to stabilize the executive leadership team and reduce the possibility

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of further turnover during a critical time at the Company. Further turnover would have resulted in the loss of expert knowledge, slowed momentum and could have impaired the Company’s ability to continue to navigate the challenges, including the opioid litigation, and bring pipeline products to market. The HRCC consulted independent advisors on the extension of the program and approaches utilized by other companies facing similar uncertainties for retention of executives in determining the value of the extended ERBP. The HRCC (and the Board with regard to the CEO) approved awards under the extended ERBP for the NEOs in the following amounts.
2020 Executive Retention Bonuses
Mark C. Trudeau	$1,575,000
Hugh M. O’Neill	$930,000
Steven J. Romano, M.D.	$930,000
Awards under the 2019 ERBP were subject to repayment prior to the 18-month anniversary of the grant date in the event the award recipient resigned, retired, voluntarily terminated employment or was terminated by the Company for cause. Awards under the extended 2020 ERBP were subject to repayment in the event the award recipient resigned, retired, voluntarily terminated employment or was terminated by the Company for cause prior to the earlier of May 15, 2022 or the date the Company emerged from bankruptcy proceedings. The Company emerged from bankruptcy proceedings on June 16, 2022, so the awards ceased to be subject to repayment on May 15, 2022.
Other Benefits
We provide NEOs the same benefits that are provided to all employees, including defined contribution retirement benefits and health and welfare benefits. In addition, our executive officers are provided with certain additional benefits, intended to be competitive with the practices of our peer companies.
Retirement Benefits.   The NEOs are eligible to participate in our Retirement Savings and Investment Plan (“Mallinckrodt Retirement Savings Plan”), which is our 401(k) plan available to all eligible U.S. employees, and our Supplemental Savings and Retirement Plan (“Mallinckrodt Supplemental Savings Plan”), our non-qualified deferred compensation plan in which executive officers and other senior employees may participate. The Mallinckrodt Supplemental Savings Plan is a so-called “excess” plan that extends the 401(k) benefits beyond the Internal Revenue Code limitations.
Mallinckrodt Supplemental Savings Plan.   Under the Mallinckrodt Supplemental Savings Plan, participants, including NEOs, may defer up to 50% of their base salary and 75% of their annual bonus. We provide matching credits based on the participant’s deferred base salary and bonus at the same rate that such participant is eligible to receive matching contributions under the Mallinckrodt Retirement Savings Plan and Company credits on any cash compensation (i.e., base and bonus) that the participant earns during a calendar year in excess of applicable IRS limits ($290,000 for 2021). Participants are fully vested in matching and Company credits (including earnings on such credits) upon completion of two years of service. The Mallinckrodt Supplemental Savings Plan is a non-qualified deferred compensation plan that is maintained as an unfunded “top-hat” plan and is designed to comply with Section 409A of the Code. Amounts credited to the Mallinckrodt Supplemental Savings Plan as participant deferrals or Company credits may also be credited with earnings (or losses) based upon investment selections made by each participant from investments that generally mirror investments offered under the Mallinckrodt Retirement Savings Plan. Participants may elect whether they will receive a distribution of their Mallinckrodt Supplemental Savings Plan account balances upon termination of employment or at a specified date. Distributions can be made in a lump sum or in up to 15 annual installments.
Under the Mallinckrodt Retirement Savings Plan, we make an automatic contribution of three percent (3%) of an employee’s eligible pay, irrespective of whether the employee contributes to such plan. Additionally, we match fifty cents ($0.50) for every one dollar ($1.00) employees contribute, up to the first eight percent (8%) of eligible pay. Elective deferrals of compensation were suspended for 2021.
International Assignment Benefits.   We ensure that employees who are sent on an assignment outside of their home country are subject to substantially the same income tax liability as they would have

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paid in the U.S. pursuant to our tax equalization program. Each such employee is responsible for a theoretical U.S. income tax liability based on an estimate of his or her anticipated U.S. income tax liability, and we are responsible for any home country and assignment country taxes in excess of that amount. We deduct hypothetical income taxes from the employee’s compensation during the tax year and pay any assignment country taxes on his or her behalf.
Health and Welfare Benefits.   The health and welfare benefits we provide to the NEOs are offered to all eligible U.S. based employees and include medical, dental, prescription drug, vision, life insurance, accidental death and dismemberment, business travel accident, personal and family accident, flexible spending accounts, short- and long-term disability coverage and an employee assistance program.
Additional Benefits.   We maintain an executive physical examination program and an executive financial and tax planning program for executive officers. These programs are intended to encourage executives to proactively manage their health and complex financial/tax situations, thereby enabling them to focus on the business. The benefits are periodically benchmarked versus comparable companies and intended to be competitive for our industry. In addition, when we request a spouse or partner to attend a business meeting, such as our annual national sales recognition program for top performers, we reimburse executive officers for expenses related to this travel. In these circumstances, we reimburse executive officers for the income taxes associated with these travel expenses. In addition, certain executives whose permanent residences are located more than 50 miles from our New Jersey executive offices are reimbursed for commuting expenses and we pay for their lodging when they are working at our New Jersey executive offices.
Severance Benefits.   We maintain an executive severance plan that provides benefits to certain senior executives, including our 2021 NEOs upon an involuntary termination of employment for any reason other than cause, permanent disability or death (Mr. Olafsson, our current Chief Executive Officer, entered into an employment agreement on June 16, 2022, the terms of which are separately summarized below, and does not participate in the executive severance plan). We provide this plan to enable our executives to devote their full attention to our business by ensuring they will have some financial security in the event of an involuntary termination of employment without cause. Severance benefits, in the form of a lump sum cash payment equal to 18 months base salary (24 months for our CEO), bonus and health benefits are generally payable following a qualifying termination of employment. Executives whose employment is involuntarily terminated without cause during the first twelve months of employment receive base salary and health benefits equivalent to 9 months (12 months for our CEO) in the form of a lump sum cash payment and do not receive a bonus. Receipt of these benefits is conditioned upon the executive signing a release of any claims against us.
Change in Control Benefits.   We maintain a change in control plan that provides benefits to certain senior executives, including our 2021 NEOs, upon an involuntary termination of employment or good reason resignation that occurs during a period shortly before and continuing after a change in control – a double-trigger arrangement (Mr. Olafsson, our current Chief Executive Officer, entered into an employment agreement on June 16, 2022, the terms of which are separately summarized below, and does not participate in the change in control plan). We provide this plan to encourage our executives to remain neutral in the face of a potential transaction that may benefit shareholders but result in the loss of the executive’s employment. Benefits are generally payable following a qualifying termination of employment in a lump-sum cash payment equal to 1.5 times (two times for our CEO) the sum of the executive’s base salary and the average of the executive’s bonus for the previous three fiscal years. Additional benefits provided upon a change in control termination include full vesting of outstanding equity awards (double-trigger), continued subsidy for health plan premiums for an 18-month period (24 months for our CEO) and outplacement services. Receipt of change in control severance benefits is conditioned upon the executive signing a release of any claims against us. The plan does not provide excise tax gross-ups.
Employment Agreements.   For our 2021 NEOs, we have entered into employment agreements which are intended to codify into a contractual arrangement the severance benefits that each executive officer was already entitled to under the executive severance plan. The term of the employment agreements is three years, with automatic one year renewals, absent notice of non-renewal.

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The disbursement of severance pay and related benefits during the pendency of the Chapter 11 Cases was subject to, among other things, approval by the Bankruptcy Court and the restrictions regarding severance payments imposed by section 503(c) of Chapter 11 of the United States Code. For detailed information on the severance benefits provided under the employment agreements, see the section entitled “Potential Payments upon Termination” below.
Certain Updates for 2022
Resignation of Mr. Trudeau
Mr. Trudeau’s employment terminated upon his resignation from his roles as President, Chief Executive Officer and director on June 16, 2022, in connection with our emergence from Chapter 11 proceedings. The terms of his resignation were set forth in a separation agreement, which was disclosed on a Form 8-K filed by the Company on June 22, 2022.
Letter Agreements with Mr. O’Neill and Dr. Romano
The employment agreements with each of Mr. O’Neill and Dr. Romano were supplemented by a letter agreement entered into upon our emergence from Chapter 11 proceedings on June 16, 2022, which provides that the applicable officer agrees to remain continuously employed with us and our subsidiaries and affiliates through the 90-day anniversary of emergence. During such period, the officers continue to receive compensation and benefits in accordance with the terms of his employment agreement. Upon the expiration of such period and for fifteen days thereafter, each officer will have the option to terminate his employment and receive the severance benefits provided under his employment agreement upon an involuntary termination of employment, subject to conditions in his employment agreement, including his execution and nonrevocation of a release of claims. In consideration for his agreement to remain employed through the end of the 90-day period, each officer will be paid an additional amount equal to three times his monthly base salary, which amount will also be paid if his employment is terminated without cause by us prior to the end of the 90-day period.
Employment Agreement with New CEO
Upon our emergence from Chapter 11 proceedings on June 16, 2022, we entered into an employment agreement (the “New CEO Employment Agreement”) with Mr. Olafsson, pursuant to which Mr. Olafsson commenced service as our Chief Executive Officer effective as of June 25, 2022 (the “Start Date”), for an indefinite term.
Compensation.   Pursuant to the New CEO Employment Agreement, Mr. Olafsson receives an annual base salary of $1,100,000. Mr. Olafsson will also be eligible to receive a performance-based annual bonus with a target amount of 135% of base salary and a maximum amount of 250% of base salary. For the 2022 annual bonus, Mr. Olafsson will receive a guaranteed amount of $742,500, which represents 50% of his target annual bonus. In addition, the New CEO Employment Agreement provided that on or within 30 calendar days following the Start Date, Mr. Olafsson would be granted a one-time equity award (the “Initial Grant”) covering 450,545 Ordinary Shares, 50% of which would consist of restricted stock units that vest ratably on each of the first three anniversaries of the Start Date, and the remaining 50% of which would consist of performance stock units (“PSUs”) that cliff vest at the end of a performance period beginning on the Effective Date and ending in December 2024 based on our total shareholder return relative to peers during such performance period. As of the date of this Proxy Statement, the Initial Grant has not been made, but it is anticipated to be made later in 2022. Beginning in fiscal year 2023 and for each subsequent fiscal year, Mr. Olafsson will be eligible to receive equity awards (the “Annual Grant”) under our equity compensation plans including the MIP (as defined below). The target value for the Annual Grant in respect of fiscal year 2023 will be not less than $4,000,000.
Severance.   Under the New CEO Employment Agreement, in the event that Mr. Olafsson’s employment is terminated by us without Cause or by Mr. Olafsson with Good Reason (in each case as defined in the New CEO Employment Agreement), Mr. Olafsson will be entitled to the following severance compensation and benefits (the “Severance Benefits”): (a) an amount equal to two times the sum of his annual base salary and target annual bonus payable in installments, (b) a lump sum payment of a

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prorated target annual bonus with respect to the year in which the termination occurs, (c) our payment of COBRA premiums for 18 months or until he becomes eligible for comparable benefits through a new employment, (d) accelerated vesting of outstanding equity awards by an additional 12 months following the termination, except that (i) the Initial Grant will vest in full and (ii) the pro rata portion of PSUs (other than PSUs covered by the Initial Grant) will remain eligible to vest at the end of the performance period and will be settled based on certified performance results, and (e) our coverage of the cost of outplacement services for 12 months.
In the event that Mr. Olafsson’s employment is terminated by us without Cause or by Mr. Olafsson with Good Reason during the period beginning 120 days prior to and ending 24 months after a Change in Control (in each case as defined in the New CEO Employment Agreement), Mr. Olafsson will receive the foregoing Severance Benefits with the following enhancements: (a) the base salary and bonus severance will be a lump sum payment of 2.5 times the sum of his annual base salary and target annual bonus, and (b) all outstanding equity awards will become vested (with PSUs being settled based on the greater of target and actual performance through the Change in Control).
All of the foregoing severance compensation and benefits are subject to Mr. Olafsson’s execution and nonrevocation of a general release of claims against us and his continued compliance with restrictive covenants as described below.
Restrictive Covenants.   The New CEO Employment Agreement provides that Mr. Olafsson will be restricted from competing with us and from soliciting our employees and business partners during the 12-month period following his termination of employment for any reason.
Outstanding Equity Awards at Fiscal Year-End
The following table provides information regarding outstanding stock option awards and unvested restricted unit and performance unit awards held by each NEO as of December 31, 2021 and the corresponding market value based on our closing stock price as of December 31, 2021. For a more complete understanding of the table, please read the footnotes that follow the table.
On June 16, 2022, in connection with the Company’s emergence from Chapter 11 proceedings and the cancellation of all existing ordinary shares, all of our outstanding equity-based awards under our stock option and equity incentive plans, including the Stock and Incentive Plan, were automatically cancelled without consideration and were of no further force and effect with respect to any equity-based awards thereunder.

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OUTSTANDING EQUITY AWARDS AT 2021 FISCAL YEAR-END
	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Mark C. Trudeau	17,904	—(1)	37.85	1/31/2022	—	—	—	—
	38,875	—(2)	41.73	12/2/2022	—	—	—	—
	234,437	—(3)	44.00	6/30/2023	—	—	—	—
	63,542	—(4)	51.35	1/1/2024	—	—	—	—
	108,014	—(5)	96.96	1/2/2025	—	—	—	—
	175,528	—(6)	72.61	1/4/2026	—	—	—	—
	249,785	—(7)	51.73	1/3/2027	—	—	—	—
	709,502	236,501(8)	13.80	4/2/2028	—	—	—	—
	257,001	257,001(9)	22.26	4/1/2029	—	—	—	—
Hugh M. O’Neill	15,062	—(4)	51.35	1/1/2024	—	—	—	—
	9,414	—(10)	51.35	1/1/2024	—	—	—	—
	16,551	—(5)	96.96	1/2/2025	—	—	—	—
	30,605	—(6)	72.61	1/4/2026	—	—	—	—
	40,726	—(7)	51.73	1/3/2027	—	—	—	—
	13,575	—(11)	51.73	1/3/2027	—	—	—	—
	54,301	—(12)	51.73	1/3/2027	—	—	—	—
	96,492	32,165(8)	13.80	4/2/2028	6,160(14)	770	—	—
	51,400	51,401(9)	22.26	4/1/2029	11,231(13)	1,404	—	—
Steven J. Romano, M.D.	11,275	—(15)	120.27	7/1/2025	—	—	—	—
	22,288	—(6)	72.61	1/4/2026	—	—	—	—
	44,798	—(7)	51.73	1/3/2027	—	—	—	—
	14,933	—(11)	51.73	1/3/2027	—	—	—	—
	59,731	—(12)	51.73	1/3/2027	—	—	—	—
	141,900	47,301(8)	13.80	4/2/2028	9,058(14)	1,132	—	—
	51,400	51,401(9)	22.26	4/1/2029	11,231(13)	1,404	—	—
(1)
Represents stock options granted on February 1, 2012 to Mr. Trudeau in connection with his commencement of employment with Covidien as President of its Pharmaceuticals business, which vest 50% on each of the 3rd and 4th anniversaries of the grant date.

(2)
Represents stock options granted on December 3, 2012, which vest one third on each of the 2nd, 3rd and 4th anniversaries of the grant date.

(3)
Represents stock options granted on July 1, 2013 in connection with the separation from Covidien, which vest 50% on each of the 3rd and 4th anniversaries of the grant date.

(4)
Represents stock options granted on January 2, 2014, which vest 25% on each of the 1st, 2nd, 3rd and 4th anniversaries of the grant date.

(5)
Represents stock options granted on January 2, 2015, which vest 25% on each of the 1st, 2nd, 3rd and 4th anniversaries of the grant date.

(6)
Represents stock options granted on January 4, 2016, which vest 25% on each of the 1st, 2nd, 3rd and 4th anniversaries of the grant date.

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(7)
Represents stock options granted on January 3, 2017, which vest 25% on each of the 1st, 2nd, 3rd and 4th anniversaries of the grant date.

(8)
Represents stock options granted on April 2, 2018, which vest 25% on each of the 1st, 2nd, 3rd and 4th anniversaries of the grant date.

(9)
Represents stock options granted on April 1, 2019, which vest 25% on each of the 1st, 2nd, 3rd and 4th anniversaries of the grant date.

(10)
Represents stock options granted on January 2, 2014, which vest 50% each on the 3rd and 4th anniversaries of the grant date.

(11)
Represents stock options granted on January 3, 2017 for the transition period, which vest 25% on each of the 1st, 2nd, 3rd and 4th anniversaries of the grant date.

(12)
Represents stock options granted to certain NEOs on January 3, 2017, which fully vest on the 4th anniversary of the grant date.

(13)
Represents RSUs granted on April 1, 2019, which vest 25% on each of the 1st, 2nd, 3rd and 4th anniversaries of the grant date.

(14)
Represents RSUs granted on April 2, 2018, which vest 25% on each of the 1st, 2nd, 3rd and 4th anniversaries of the grant date.

(15)
Represents stock options granted on July 1, 2015, which vest 25% on each of the 1st, 2nd, 3rd and 4th anniversaries of the grant date.

Share Ownership Requirements
The Board established share ownership requirements under which executive officers have been expected to hold equity with a value expressed as a multiple of their base salary, with the CEO set at five times base salary and all other executive officers set at three times base salary, with certain allowances for including awarded but unvested equity grants in the calculations. As a result of the Chapter 11 Cases and related circumstances, on November 3, 2020, the Board of Directors waived compliance with the stock ownership requirements for the duration of the Chapter 11 Cases. The stock ownership guidelines have been reinstated since our emergence from Chapter 11 proceedings.
Anti-Hedging/Anti-Pledging Policy
Our Insider Trading Policy prohibits directors, officers and employees from entering into or trading in puts, calls, cashless collars, options or similar rights and obligations or any other hedging activity involving our securities, other than the exercise of a Company-issued stock option.
Our policy also prohibits directors, officers and employees from purchasing our securities on margin, borrowing against our securities held in a margin account or pledging our securities as collateral for a loan. However, an exception may be granted by our Chief Legal Officer if the individual clearly demonstrates the financial capacity to repay the loan without resort to the pledged securities.
Executive Financial Recoupment Program (“Clawback”)
Since its separation from Covidien plc in 2013, the Corporate Governance Guidelines have mandated that the Company have a Board-approved policy for recoupment of incentive compensation. This policy was originally implemented by the Board in 2014, and was most recently amended in 2022 in connection with the Company’s corporate integrity agreement entered into with the Office of Inspector General of the Department of Health and Human Services. Mallinckrodt’s policy states that in the event of an accounting restatement resulting from material non-compliance with financial reporting requirements under applicable law, the HRCC is authorized to recover any incentive compensation that was overpaid taking into account such factors as the HRCC deems appropriate. In addition, Mallinckrodt’s policy states that in the event of certain events of significant misconduct, including a violation of law or regulation or a significant violation of a Company policy, to the extent permitted by law, the Company must seek to recoup cash awards and all or a portion of the realized value of equity awards for the three (3) year period prior to the recoupment determination.
Under Mallinckrodt’s policy, the Company agreed to disclose annually whether, at any time during the last completed fiscal year, the Board required recoupment or forfeiture of any incentive compensation received by certain employees, including NEOs, (1) if required by law, and (2) if not required by law, so

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long as the disclosure (a) would not violate any individual’s privacy rights, (b) is not likely to result in or exacerbate any existing or threatened employee, shareholder or other litigation, arbitration, investigation or proceeding against the Company and (c) is not otherwise prohibited. Subject to the exceptions described in the previous sentence, if any such recoupment or forfeiture under this policy occurred, the Company will disclose the general circumstances of the recoupment and/or forfeiture, and if no such recoupment or forfeiture occurred during the last completed fiscal year, the Company will disclose that no such event occurred.
In 2021, there was no recoupment or forfeiture applied to the incentive compensation of any executive officer of the Company.
Potential Payments upon Termination
During the pendency of the Chapter 11 Cases, the disbursement of severance pay and related benefits was subject to, among other things, approval by the Bankruptcy Court and the restrictions regarding severance payments imposed by section 503(c) of Chapter 11.
Employment Agreements.   The following description of severance provisions of Employment Agreements describes the terms as in effect on December 31, 2021, and references to the CEO refer to Mr. Trudeau. As noted above, Mr. Trudeau’s employment terminated upon his resignation from his roles as President, Chief Executive Officer and director on June 16, 2022, in connection with our emergence from Chapter 11 proceedings. As noted above, upon such emergence, we entered into a new employment agreement with Mr. Olafsson, our current President and Chief Executive Officer, the terms of which are summarized above.
For all of the NEOs, severance benefits are payable pursuant to employment agreements entered into between each of the NEOs and a subsidiary of the Company (the “Employment Agreements”), which were intended to codify into a contractual arrangement the severance benefits that each NEO was already entitled to under the Severance Plan. Under the Employment Agreements, benefits are payable to eligible executives, including NEOs, upon an involuntary termination of employment for any reason other than cause, permanent disability or death. Post-termination benefits consist of:
•
Payment of 1.5 times (2x for our CEO) the executive’s annual base salary and the average annual bonus received for the previous three fiscal years excluding any amounts paid that were attributable to the component of the award intended to replace a NEOs previously approved target long-term incentive equity opportunity;

•
A lump sum payment equal to the employer subsidized portion of the cost of health insurance for the applicable executive and his dependents for 18 months;

•
Accelerated vesting of stock options, restricted stock and RSUs scheduled to vest during the 12 months following the date of termination, with vested options remaining exercisable until the one year anniversary of the date of termination, subject to the earlier expiration of the option term. PSUs scheduled to vest during the 12 months following employment termination remain eligible to vest based on actual results.

•
If, during the twenty-four months following the date of termination, an executive would reach the age required for early retirement or normal retirement treatment and would otherwise meet the retirement treatment criteria, the executive will be entitled to any more favorable equity award vesting included in any applicable equity award agreement with the executive;

•
Outplacement services for up to 12 months; and

•
Payment of a pro-rata portion of the executive’s annual incentive cash award for the fiscal year in which such executive’s employment terminates.

36   MALLINCKRODT PUBLIC LIMITED COMPANY – Proxy Statement

COMPENSATION OF EXECUTIVE OFFICERS
In addition, change in control severance benefits are payable to eligible executives, including NEOs, only if the double-trigger requirements are satisfied, meaning that, in order to receive any of the following benefits, the executive must experience an involuntary termination of employment or good reason resignation during a period that begins upon, and ends two years after, a change in control. Post-termination benefits consist of:
•
Payment of 1.5 times (2x for our CEO) the executive’s annual base salary and the average annual bonus received for the previous three fiscal years excluding any amounts paid that were attributable to the component of the award intended to replace a NEO’s previously approved target long-term incentive equity opportunity;

•
A lump sum payment equal to the employer subsidized portion of the cost of health insurance for the applicable executive and his dependents for 18 months;

•
Accelerated vesting in full of all stock options, restricted stock, RSUs and PSUs (with vested options remaining exercisable until the one year anniversary of the date of termination), with the vesting level of PSUs to be determined in the sole discretion of the HRCC;

•
Outplacement services for up to 12 months; and

•
Payment of a pro-rata portion of the executive’s annual incentive cash award for the fiscal year in which such executive’s employment terminates.

The payment of benefits under the Employment Agreements is conditioned upon the executive executing a general release in favor of us and is subject to the terms of the Non-Competition, Non-Solicitation, and Confidentiality Agreement by and between the executive and us, under which the executive agreed not to disclose confidential Company information at any time and not to compete with us nor solicit our employees or customers, for a period of one year following termination of employment. We may cancel benefits that are payable or seek to recover benefits previously paid if the executive does not comply with these provisions or violates the release of claims. Payments may be delayed until six months after termination of employment if necessary to comply with Section 409A of the Code.
Upon a termination of employment for cause, executives, including NEOs, are not eligible for severance benefits under the Employment Agreements and forfeit all unvested stock options, RSUs and PSUs. In addition, the stock options, RSUs and PSUs include a “clawback” feature pursuant to which we may recover the amount of any profit the NEO realized upon the exercise of stock options, or the vesting of RSUs or PSUs, during the 12-month period that occurs immediately prior to the executive officer’s involuntary termination of employment for cause.
For purposes of the Employment Agreements, as well as the “clawback” feature discussed in the preceding sentence, “cause” means substantial failure or refusal of the NEO to perform the duties and responsibilities of his job at a satisfactory level as required by us other than due to permanent disability, a material violation of any fiduciary duty or duty of loyalty owed to us, conviction of misdemeanor (other than a traffic offense) or felony, fraud, embezzlement or theft, violation of a material rule or policy, including a violation of our Guide to Business Conduct, unauthorized disclosure of any of our trade secrets or confidential information or other egregious conduct that has or could have a serious and detrimental impact on us and our employees.
For purposes of the Employment Agreements, “good reason” means any retirement or termination of employment by the NEO that is not initiated by us and that is caused by any one or more of the following events, in each case, without the NEO’s written consent during the two-year period following a change in control: (i) assignment to the NEO of any duties inconsistent in any material respect with the NEO’s authority, duties or responsibilities as in effect immediately prior to the change in control; (ii) a material diminution in the authority, duties or responsibilities of the supervisor to whom the NEO is required to report as in effect immediately prior to the change in control; (iii) a material change in the geographic location at which the NEO must perform services to a location that is more than 50 miles from the NEO’s principal place of business immediately preceding the change in control; (iv) a material reduction in the NEO’s compensation and benefits, taken as a whole, as in effect immediately prior to the change in control; (v) our failure to obtain a satisfactory agreement from any successor to assume and agree to perform our obligations to the NEO under such Employment Agreement; or (vi) a material diminution in

MALLINCKRODT PUBLIC LIMITED COMPANY – Proxy Statement   37

COMPENSATION OF EXECUTIVE OFFICERS
the budget over which the NEO retains authority. Additionally, “good reason” will only exist if the NEO provides written notice stating the good reason event, we do not cure such event, and the NEO terminates employment within a certain period of time after the end of the cure period.
As discussed in greater detail above, the employment agreements with each of Mr. O’Neill and Dr. Romano were supplemented by a letter agreement entered into upon our emergence from Chapter 11 proceedings on June 16, 2022, which provides that the applicable officer agrees to remain continuously employed through the 90-day anniversary of emergence and has the option, for fifteen days following such 90-day period, to terminate employment and receive the severance benefits provided under his Employment Agreement upon an involuntary termination of employment.
Other Termination Benefits.   The terms of our 2021 KEIP and equity plan provide for certain benefits upon a NEO’s termination of employment due to death, disability or retirement. For this purpose, normal retirement occurs where an executive officer terminates employment after attaining age 60 and the sum of the executive’s age and years of service equals at least 70. Under the 2021 KEIP, NEOs are eligible to receive a pro-rated annual incentive cash award based on the number of days that the executive officer was employed by us during the fiscal year upon death, disability or normal retirement. Under the equity plan as in effect on December 31, 2021, NEOs were eligible to receive full vesting of stock options, RSUs and PSUs upon death, disability or normal retirement.

38   MALLINCKRODT PUBLIC LIMITED COMPANY – Proxy Statement

SECURITY OWNERSHIP AND REPORTING
SECURITY OWNERSHIP AND REPORTING
Security Ownership of Management and Certain Beneficial Owners
The following tables show the number of ordinary shares beneficially owned as of August 10, 2022, by (i) each current director and nominee for director, each named executive officer named in the Summary Compensation Table and our current directors and executive officers as a group; and (ii) each person who we know or have reason to believe is the beneficial owner of more than 5% of our outstanding ordinary shares, based on statements filed by such persons pursuant to Section 13(d) or 13(g) of the Exchange Act, and notices delivered to us pursuant to the Irish Companies Act.
A person is deemed to be a beneficial owner of ordinary shares if he or she, either alone or with others, has the power to vote or to dispose of those ordinary shares or the right to acquire such power within 60 days of August 10, 2022. We have assumed that ordinary shares subject to stock options that by their terms are presently exercisable or exercisable within 60 days of August 10, 2022 and RSUs that by their terms have vested or vest within 60 days of August 10, 2022 are deemed to be outstanding and beneficially owned by the person holding the securities for the purpose of computing the percentage ownership of that person, but are not treated as outstanding for the purpose of computing the percentage of any other person. There were 13,170,932 ordinary shares outstanding as of August 10, 2022 and the calculations of percentage ownership below are based on such number of outstanding shares regardless of the date of the information regarding beneficial ownership reported below.
Directors and Executive Officers
Name of Beneficial Owner	Number of Mallinckrodt Ordinary Shares Beneficially Owned	Percentage Ownership
Paul M. Bisaro	—	—
Daniel A. Celentano	—	—
Riad H. El-Dada	—	—
Neal P. Goldman	—	—
Karen L. Ling	—	—
Woodrow A. Myers, Jr., M.D.	—	—
James R. Sulat	—	—
Sigurdur O. Olafsson	—	—
Mark C. Trudeau(1)	—	—
Steven J. Romano, M.D.(2)	—	—
Hugh M. O’Neill(2)	—	—
All directors and executive officers as a group (14 persons)(3)	—	—
On June 16, 2022, the Company emerged from Chapter 11 proceedings. Pursuant to the Plan, all of the Company’s then-existing ordinary shares were cancelled, including options, warrants, rights, restricted stock units and/or other securities or agreements to acquire such ordinary shares.
(1)
On June 16, 2022, Mark C. Trudeau resigned from the Board and his position as President and Chief Executive Officer of the Company.

(2)
On August 17, 2022, Mallinckrodt announced updates to its Executive Committee, pursuant to which several members of the Executive Committee, including Steven J. Romano, M.D., and Hugh M. O’Neill, would step down from their roles and depart Mallinckrodt. Mr. O’Neill and Dr. Romano departed the Executive Committee effective August 17, 2022, and intend to depart Mallinckrodt in September and December 2022, respectively.

(3)
Excludes Mr. Trudeau, who resigned on June 16, 2022, and Mr. O’Neill and Dr. Romano, both of whom who departed the Executive Committee effective August 17, 2022 and intend to depart Mallinckrodt in September and December 2022, respectively.

MALLINCKRODT PUBLIC LIMITED COMPANY – Proxy Statement   39

SECURITY OWNERSHIP AND REPORTING
Other Beneficial Owners
Name of Beneficial Owner	Number of Mallinckrodt Ordinary Shares Beneficially Owned	Percentage Ownership
Bracebridge Capital, LLC et al.(1) 888 Boylston Street, 15th Floor Boston, Massachusetts 02199	2,033,257	15.44%

(1)
Based on information contained in a Schedule 13G filed with the SEC on June 27, 2022 by Bracebridge Capital, LLC, FFI III S.a r.l., FYI S.a r.l., and Olifant Luxco S.a r.l. disclosing the number of shares beneficially owned as of June 24, 2022. Bracebridge Capital, LLC, the investment manager of each of the funds FFI III S.a r.l., FYI S.a r.l., and Olifant Luxco S.a r.l., in aggregate reported beneficial ownership of 2,033,257 ordinary shares, which amount includes (i) 1,477,971 ordinary shares beneficially owned by FFI III S.a r.l., (ii) 284,656 ordinary shares beneficially owned by FYI S.a r.l., and (iii) 270,630 ordinary shares beneficially owned by Olifant Luxco S.a r.l.

Section 16(a) Reports
Section 16(a) of the Exchange Act requires our officers and directors and persons who beneficially own more than 10% of our ordinary shares to file reports of ownership and changes in ownership of such ordinary shares with the SEC. These persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. As a matter of practice, our legal team assists our officers and directors in preparing initial reports of ownership and reports of changes in ownership and files those reports on their behalf. Based on our review of the copies of such forms we have received, as well as information provided and representations made by the reporting persons, we believe that all required Section 16(a) reports were timely filed during our fiscal year ended December 31, 2021.

40   MALLINCKRODT PUBLIC LIMITED COMPANY – Proxy Statement

AUDIT AND AUDIT COMMITTEE MATTERS
AUDIT AND AUDIT COMMITTEE MATTERS
Audit and Non-Audit Fees
During fiscal 2020 and fiscal 2021, Deloitte & Touche LLP charged fees for services rendered to us as follows:
	Fiscal 2021	Fiscal 2020
Audit Fees	$5,438,000	$6,573,000
Audit-Related Fees	20,000	—
Tax Fees	67,500	—
All Other Fees	285,000	—
Total	$5,810,500	$6,573,000
Audit Fees include fees for professional services rendered for the year-end audits of our consolidated financial statements and internal control over financial reporting, reviews of the financial statements included in our Quarterly Reports on Form 10-Q, consents, statutory audits, and procedures related to Chapter 11 proceedings and internal legal entity reorganization.
Audit-Related Fees include fees for attest services not required by statute or regulation.
Tax Fees include fees for tax compliance services.
All Other Fees include fees for professional services rendered in the preparation of an independent expert’s report that was submitted to the High Court of Ireland in conjunction with Mallinckrodt’s commencement of the examinership process.
Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services
The Audit Committee has adopted a pre-approval policy that provides guidelines for audit, audit-related, tax and other permissible non-audit services that may be provided by our independent auditors. Pursuant to the policy, our Corporate Controller supports the Audit Committee by providing a list of proposed services to the Audit Committee, monitoring the services and fees pre-approved by the Audit Committee, providing periodic reports to the Audit Committee with respect to pre-approved services and coordinating with management and the independent auditors to support compliance with the policy.
Under the policy, the Audit Committee annually pre-approves the audit fee and terms of the engagement, as set forth in the engagement letter. The Audit Committee also annually approves a specified list of audit, audit-related and tax services. Any service not included in the specified list of services must be submitted to the Audit Committee for pre-approval. The independent auditors may not begin work on any engagement without confirmation of Audit Committee pre-approval from our Corporate Controller or his or her delegate.
Pursuant to the policy, the Audit Committee has delegated to its Chair the authority to pre-approve the engagement of the independent auditors in his or her discretion. The Chair reports all such pre-approvals to the Audit Committee at the next Audit Committee meeting.

MALLINCKRODT PUBLIC LIMITED COMPANY – Proxy Statement   41

AUDIT AND AUDIT COMMITTEE MATTERS
Audit Committee Report
As more fully described in its charter, the Audit Committee oversees Mallinckrodt’s financial reporting process on behalf of the Board of Directors. Management has day-to-day responsibility for the Company’s financial reporting process, including assuring that the Company develops and maintains adequate financial controls and procedures and monitoring and assessing compliance with those controls and procedures, including internal control over financial reporting. Mallinckrodt’s independent auditors are responsible for auditing the annual consolidated financial statements prepared by management, expressing an opinion as to whether those financial statements fairly present the financial position, results of operations and cash flows of the Company in conformity with accounting principles generally accepted in the United States and discussing with the Audit Committee any issues they believe should be raised. The independent auditors are also responsible to the Audit Committee and the Board for testing the financial accounting and reporting control systems, for issuing a report on the Company’s internal control over financial reporting and for such other matters as the Audit Committee and Board determine.
In the performance of its oversight function, the Audit Committee has reviewed and discussed with management, the internal auditors and the independent auditors the consolidated financial statements for the fiscal year ended December 31, 2021 filed with the SEC. Management represented to the Audit Committee that these consolidated financial statements were prepared in accordance with generally accepted accounting principles in the United States (“U.S. GAAP”). In addition, the Audit Committee has:
•
Discussed with the independent auditors the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC;

•
Received from the independent auditors the written disclosures and letter required by the applicable requirements of the PCAOB regarding the independent auditors’ communications with the Audit Committee concerning independence;

•
Discussed with the independent auditors their independence from the Company and its management; and

•
Considered whether the independent auditors’ provision of non-audit services to the Company is compatible with maintaining the auditors’ independence.

Based upon the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that Mallinckrodt’s audited consolidated financial statements prepared in accordance with U.S. GAAP be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2021 and filed with the SEC.
Audit Committee
JoAnn A. Reed, Chairman
Paul R. Carter
Angus C. Russell

42   MALLINCKRODT PUBLIC LIMITED COMPANY – Proxy Statement

EQUITY COMPENSATION PLAN INFORMATION
EQUITY COMPENSATION PLAN INFORMATION
The following table contains the information specified by Item 201(d) of Regulation S-K as of the end of the most recently completed fiscal year with respect to compensation plans (including individual compensation arrangements) under which equity securities of the registrant were authorized for issuance.
On June 16, 2022, in connection with the Company’s emergence from Chapter 11 proceedings and the cancellation of all the existing ordinary shares, all of our outstanding equity-based awards under our stock option and equity incentive plans, including the Stock and Incentive Plan, were automatically cancelled without consideration and were of no further force and effect with respect to any equity-based awards thereunder.
	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)(1)(2)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)(3)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in column (a)) (c)(4)
Equity compensation plans approved by security holders	5,346,512	$34.89	19,788,615
Equity compensation plans not approved by security holders	—	—	—
TOTAL	5,346,512	$34.89	19,788,615

(1)
As of December 31, 2021, there were 5,346,512 ordinary shares to be issued upon exercise of outstanding options with a weighted-average exercise price of $34.89 and 192,149 ordinary shares to be issued upon settlement of RSUs and PSUs granted pursuant to our Stock and Incentive Plan.

(2)
This table does not include information regarding:

•
Options converted from Covidien awards in connection with our separation from Covidien in June 2013. We did not assume any equity compensation plans from Covidien, and no grants of Mallinckrodt equity may be made pursuant to any Covidien plans. As of December 31, 2021, there were 190,963 ordinary shares to be issued upon exercise of these converted options with a weighted-average exercise price of $41.49.

•
Options, RSAs and RSUs converted from Questcor awards in connection with our acquisition of Questcor in August 2014. We did not assume any equity compensation plans from Questcor, and no grants of Mallinckrodt equity may be made pursuant to any Questcor plans. As of December 31, 2021, there were 28,144 ordinary shares to be issued upon exercise of these converted options with a weighted-average exercise price of $31.31.

(3)
Does not take into account RSUs and PSUs, which do not have an exercise price.

(4)
As of December 31, 2021, there were 15,315,995 ordinary shares available for issuance pursuant to the Stock and Incentive Plan and 4,472,620 ordinary shares subject to purchase pursuant to the Mallinckrodt Employee Stock Purchase Plan. Ordinary shares subject to purchase pursuant to the Mallinckrodt Employee Stock Purchase Plan may be unissued shares or reacquired shares.

On June 16, 2022 and pursuant to the Plan, we adopted the Mallinckrodt Pharmaceuticals 2022 Stock and Incentive Plan (the “MIP”) and reserved an aggregate of 1,829,068 ordinary shares (subject to adjustment in accordance with the terms of the MIP) for the issuance of equity awards thereunder to our employees, consultants and directors. The ordinary shares issuable under the MIP are authorized but unissued ordinary shares and, to the extent permitted by applicable law, ordinary shares acquired by Mallinckrodt or any of its subsidiaries or designees and held as treasury shares, and no more than 1,829,068 ordinary shares (subject to adjustment in accordance with the terms of the MIP) may be granted as incentive stock options.
Awards under the MIP may be made, among other forms, in the forms of stock options, stock appreciation rights, restricted stock, restricted stock units, performance stock units, and deferred stock units. The MIP is administered by the HRCC or its delegate with respect to awards to employees and consultants, and by the Governance and Compliance Committee with respect to awards to directors. Equity awards granted pursuant to the MIP are subject to the terms of the MIP and individual

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EQUITY COMPENSATION PLAN INFORMATION
written award agreements thereunder. Awards granted under the MIP are subject to forfeiture and recoupment upon a termination of the holder’s employment for Cause (as defined in the MIP) or the holder’s engagement in certain significant misconduct. The MIP provides that, in the event of an award holder’s termination of service by Mallinckrodt without Cause or by the holder for Good Reason (each as defined in the MIP), unvested awards that would have otherwise vested during the 12-month period following such termination will vest upon such termination, subject to the holder’s release of claims and continued material compliance with applicable restrictive covenants. The MIP further provides that in the event of a Change in Control (as defined in the MIP), awards that are not assumed or substituted will become fully vested and payable.

44   MALLINCKRODT PUBLIC LIMITED COMPANY – Proxy Statement

PROPOSALS REQUIRING YOUR VOTE
PROPOSALS REQUIRING YOUR VOTE
PROPOSALS 1(a) THROUGH 1(h): ELECTION OF DIRECTORS
Upon the recommendation of the Governance and Compliance Committee, the Board has nominated for election at the 2022 Annual General Meeting a slate of eight nominees, all of whom are currently serving on the Board. The nominees are Paul M. Bisaro, Daniel A. Celentano, Riad H. El-Dada, Neal P. Goldman, Karen L. Ling, Woodrow A. Myers, Jr., M.D., James R. Sulat, and Sigurdur O. Olafsson. Biographical information, including qualifications, regarding each of the eight nominees is set forth below. The election of directors will take place at the Annual General Meeting. In order to be elected as a director, each nominee must receive the affirmative vote of a majority of the votes cast by the holders of ordinary shares represented at the Annual General Meeting in person or by proxy. Shareholders are entitled to one vote per share for each of the eight nominees. We are not aware of any reason why any of the nominees will not be able to serve if elected. Each of the directors elected will serve until the conclusion of the 2023 Annual General Meeting or until his or her earlier death, resignation or removal.
Directors Nominated for Election — Proposals 1(a) through 1(h)
Proposal 1(a) — Paul M. Bisaro
Paul M. Bisaro has served as Chairman of the Board and as a director since June 2022. Mr. Bisaro previously served as president and chief executive officer of Impax Laboratories, Inc. from May 2017 to May 2018, and as executive chairman of Amneal Pharmaceuticals, Inc. from May 2018 to August 2019, following its merger with Impax. He also served as a director on the board of Impax and subsequently Amneal from May 2017 to August 2019. Prior to Impax, Mr. Bisaro was executive chairman of Allergan plc from July 2014 to November 2016, and president and chief executive officer of Actavis plc (and its predecessor firm Watson Pharmaceuticals Inc.) from September 2007 to July 2014. He served on the board of Allergan (and its predecessor firms) from September 2007 until August 2018. From 1999 to 2007, he served as president, chief operating officer and a director on the board of Barr Pharmaceuticals, Inc. Earlier in his career, he worked as an attorney for Winston & Strawn and as a consultant with Arthur Andersen & Co. In addition to the Mallinckrodt Board, Mr. Bisaro currently serves as a director on the boards of Zoetis Inc. and TherapeuticsMD, Inc., positions he has held since 2015 and 2020, respectively. He served on the boards of Zimmer Biomet Holdings, Inc. from 2013 to 2017 and the Association of Accessible Medicines (previously the Generic Pharmaceutical Association) from 2010 to 2011, in addition to serving on the boards of private pharmaceuticals companies and educational institutions. Mr. Bisaro holds an undergraduate degree in General Studies from the University of Michigan and a JD from Catholic University of America in Washington, D.C. Mr. Bisaro’s qualifications to serve on our Board include his more than 30 years of leadership experience at generic and branded pharmaceutical companies and track record of driving growth through operational execution and corporate transformation.
Proposal 1(b) — Daniel A. Celentano
Daniel A. Celentano has been a director and served as a member of the Audit Committee and the Governance and Compliance Committee since June 2022. He is an internationally recognized investment banker and financial advisor, guiding companies across a wide range of industries with his expertise in strategic business and financial planning, credit and liability management, public and private debt and equity offerings, financial restructurings, and mergers and acquisitions. Mr. Celentano most recently served as a senior managing director at Evercore, where he held various senior roles from June 2008 until December 2020 in New York and London, including Chairman of the firm’s EMEA and Asia Restructuring Advisory business. He was previously a senior managing director at Bear Stearns from February 1988 to May 2008 and, earlier in his career, a managing director at the Oppenheimer-Palmieri Management Group and a vice president at Citibank. Mr. Celentano holds a BA from the College of the Holy Cross and an MBA in Finance from the Wharton School of the University of Pennsylvania. Mr. Celentano’s qualifications to serve on our Board include his over 30 years of experience as a banker,

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PROPOSALS REQUIRING YOUR VOTE
including his experience guiding companies through complex cross-border transactions and other significant business and financial corporate transformations.
Proposal 1(c) — Riad H. El-Dada
Riad H. El-Dada has been a director and served as a member of the Human Resources and Compensation Committee and the Governance and Compliance Committee since June 2022. He is a proven pharmaceutical executive with extensive U.S., global, and international experience in strategy, business operations, and commercialization across brand, franchise, and country operations. Mr. El-Dada served as a senior executive at Merck & Co., Inc. for over 25 years, most recently leading the commercial organization as president of the U.S. market from June 2018 to May 2021. Prior to that, he held leadership roles of increasing responsibility at Merck, including as managing director of Australia and New Zealand, senior vice president of U.S. sales and commercial operations and senior vice president of the global diabetes franchise. He began his career at McKinsey & Co., where he was a consultant from 1988 to 1994. Mr. El-Dada holds a BA from Cornell University and a MS from Georgetown University. Mr. El-Dada’s qualifications to serve on our Board include his significant experience in leadership positions at publicly traded pharmaceutical companies.
Proposal 1(d) — Neal P. Goldman
Neal P. Goldman has been a director and served as chair of the Human Resources and Compensation Committee and as a member of the Audit Committee since June 2022. Mr. Goldman has over 25 years of experience in investing and working with companies, in a variety of industries, to maximize shareholder value. Since January 2013, Mr. Goldman has served as the Managing Member of SAGE Capital Investments, LLC, a consulting firm specializing in independent board of director services, restructuring, strategic planning and transformations for companies in numerous industries, including healthcare, energy, technology, media, retail, gaming and industrials. Mr. Goldman was formerly a Managing Director at Och Ziff Capital Management, LP from 2014 to 2016 and before that, a Founding Partner of Brigade Capital Management, LLC, from 2007 to 2012, which he helped build to over $12 billion in assets under management. Prior to this, Mr. Goldman was a Portfolio Manager at MacKay Shields, LLC and also held various positions at Salomon Brothers Inc, both as a mergers and acquisitions banker and as an investor in the high yield trading group. Mr. Goldman currently serves as chairman of the board of directors of Talos Energy Inc. and Diamond Offshore, Inc., positions he has held since 2018 and 2021, respectively, and has been a member of the board of directors of Weatherford International plc since 2019. He served as chairman of Stone Energy Corporation, prior to its combination with Talos Energy, from 2017 to 2018. He previously served as a director on the board of Midstates Petroleum Company Inc. (from 2017 to 2019), Ditech Holding Corporation (from 2017 to 2019), Ultra Petroleum Corp. (from 2017 to 2019), Garrett Motion Inc. (from 2020 to 2021) and Redbox Entertainment Inc. (in 2022). He has also served on numerous other public and private company boards throughout his career including Fairway Markets, Eddie Bauer, Toys R Us, J. Crew, and NII Holdings. He earned a BA from the University of Michigan and an MBA from the University of Illinois. We believe that Mr. Goldman’s extensive corporate governance and strategic planning expertise and his experience serving as a director for various public and private companies qualify him to serve as one of our directors.
Proposal 1(e) — Karen L. Ling
Karen L. Ling has been a director since August 2022. Ms. Ling most recently served as Executive Vice President and Chief Human Resources Officer for American International Group, Inc., a position she retired from in May 2021 and had held since July 2019. From March 2015 until July 2019, she served as Executive Vice President and Chief Human Resources Officer at Allergan plc. From July 2014 until March 2015, Ms. Ling served as Senior Vice President, Human Resources and Chief Human Resources Officer at Actavis plc, prior to its acquisition of Allergan and name change to Allergan. From January 2014 until July 2014, Ms. Ling was Senior Vice President and Chief Human Resources Officer at Forest Laboratories, prior to its acquisition by Actavis. Prior to this, from 2011 until January 2014, Ms. Ling was Senior Vice President, Human Resources of the Global Human Health and Consumer Care businesses worldwide for Merck & Co., Inc. She also served as Vice President, Global Compensation and Benefits, at Merck from November 2009 until 2011. From May 2008 until November 2009, she served

46   MALLINCKRODT PUBLIC LIMITED COMPANY – Proxy Statement

PROPOSALS REQUIRING YOUR VOTE
as Group Vice President, Global Compensation & Benefits at Schering-Plough prior to its acquisition by Merck. Prior to joining Schering-Plough, Ms. Ling held various positions at Wyeth, LLC. In addition to the Mallinckrodt board, Ms. Ling serves as a director on the board of iRhythm Technologies, Inc. and TherapeuticsMD, Inc., positions she has held since 2021 and 2020, respectively. Ms. Ling holds a JD from Boston University School of Law and a BA in Economics from Yale University. Ms. Ling’s qualifications to serve on our Board include her extensive experience in human resources and past leadership roles at publicly traded pharmaceutical companies.
Proposal 1(f) — Woodrow A. Myers, Jr., M.D.
Woodrow A. Myers, Jr., M.D. has been a director and served as chair of the Governance and Compliance Committee and a member of the Human Resources and Compensation Committee since June 2022. He is a nationally recognized leader in the development of advanced healthcare management programs and initiatives to improve medical quality. Dr. Myers is currently managing director of Myers Ventures, a firm he founded in 2015 to bring his passion for the highest standards of patient care and management to large healthcare organizations. Through this role, he served as chief medical officer and chief healthcare strategist for Blue Cross Blue Shield of Arizona from 2018 to 2019, as chief executive officer at Valitàs Health Services (previously Corizon Health) from 2013 to 2015, and as a consultant for multiple hospitals, healthcare companies and provider organizations. He previously served as executive vice president and chief medical officer of WellPoint from 2000 to 2005, as the director of healthcare management at the Ford Motor Company from 1995 to 2000, and as corporate medical director for The Associated Group from 1990 to 1995. Earlier in his career, he served as health commissioner for New York City and the state of Indiana and as chairman of quality assurance at San Francisco General Hospital. In addition to the Mallinckrodt board, Dr. Myers serves as a director on the boards of Personalis, Inc. and Freespira, Inc., and on the public health advisory committee of eHealth, Inc., all roles he has held since 2021. He previously served as a director on the boards of SynGen Inc., now ThermoGenesis Holdings, Inc. (from 2012 to 2017), Trinnovate Inc., a subsidiary of Blue Cross Blue Shield of Arizona (from 2018 to 2019), Blue Advantage – Medicare Advantage, a subsidiary of Blue Cross Blue Shield of Arizona (from 2018 to 2019), Valitàs Health Services (previously Corizon Health) (from 2011 to 2017) and Express Scripts Holding Company, now owned by Cigna Corporation (from 2007 to 2018). He also previously served as chairman of the visiting committee for the Harvard School of Public Health and as a member of the Harvard University board of overseers and the Stanford University board of trustees. Dr. Myers holds a BA and MBA from Stanford University and an MD from Harvard Medical School. Dr. Myers’s qualifications to serve on our Board include his significant experience in the healthcare and medical fields as a practitioner, executive, and public-company board member.
Proposal 1(g) — James R. Sulat
James R. Sulat has been a director and served as chair of the Audit Committee and a member of the Human Resources and Compensation Committee since June 2022. He brings more than 20 years of leadership experience in the life sciences industry, both as a senior executive and a board member. Mr. Sulat previously served as chief executive officer and chief financial officer at Maxygen, Inc. from 2009 to 2013, and as a director on the Maxygen board from 2003 until 2013. Prior to that, he served as president and chief executive officer at Memory Pharmaceuticals Corp. from 2005 to 2008, as chief financial officer in 2008, and as a director on the Memory Pharmaceuticals board from 2005 to 2009. Earlier in his career, he served as chief financial officer at R.R. Donnelley & Sons Co., Chiron Corporation, Stanford Health Services, Inc., and Esprit de Corp, Inc. Mr. Sulat currently serves as vice chairman of the supervisory board for Valneva SE, a position he has held since 2013, and served on the board of Intercell AG, the predecessor company to Valneva SE, from 2005 to 2013. He has also served on the board of Exicure, Inc. since 2021. In addition, Mr. Sulat previously served as a director on the boards of Momenta Pharmaceuticals, Inc. (from 2008 to 2019), AMAG Pharmaceuticals, Inc. (from 2014 to 2020), Arch Therapeutics, Inc. (from 2015 to 2021), and Diadexus, Inc. (from 2015 to 2016). Mr. Sulat holds a BS in Administrative Sciences from Yale University and an MBA and an MS in Health Services Administration from Stanford University. Mr. Sulat’s qualifications to serve on our Board include his significant experience as an executive and/or board member of publicly traded pharmaceutical companies.

MALLINCKRODT PUBLIC LIMITED COMPANY – Proxy Statement   47

PROPOSALS REQUIRING YOUR VOTE
Proposal 1(h) — Sigurdur O. Olafsson
Sigurdur O. Olafsson has been President, Chief Executive Officer and a director since June 2022. Mr. Olafsson has almost 30 years of diverse pharmaceutical experience across branded and generic drugs. Before joining Mallinckrodt, Mr. Olafsson served as chief executive officer of Hikma Pharmaceuticals plc from February 2018 to June 2022. Prior to Hikma, Mr. Olafsson served as president and chief executive officer of the Global Generic Medicines Group of Teva Pharmaceuticals, from July 2014 to January 2017. Before that, he was president of Actavis plc (Watson) (from September 2010 to June 2014) and president and chief executive officer of the Actavis Group (from October 2003 to August 2010), which develop, manufacture and distribute branded, generic and biosimilar products. Mr. Olafsson has also held a number of leadership positions in Pfizer’s Global R&D organization in the U.K. and U.S., focused on branded drug development, and served as head of drug development for Omega Farma in Iceland. Mr. Olafsson has previously served as a director on the boards of Hikma (from 2018 to 2022) and Pfenex Inc. (from 2017 to 2019). Mr. Olafsson holds a MS in pharmacy (Cand Pharm) from the University of Iceland, Reykjavik. Mr. Olafsson is familiar with all aspects of our business and has extensive and diverse industry experience and managerial expertise and a proven record of leadership to serve as our President, Chief Executive Officer and director.
Unless otherwise instructed, the proxies will vote “FOR” each of these directors.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
THAT YOU VOTE “FOR” EACH OF THE DIRECTORS NOMINATED FOR ELECTION
IN PROPOSALS 1(a) THROUGH 1(h)

48   MALLINCKRODT PUBLIC LIMITED COMPANY – Proxy Statement

PROPOSALS REQUIRING YOUR VOTE
PROPOSAL 2: ADVISORY NON-BINDING VOTE TO APPROVE THE RE-APPOINTMENT OF THE INDEPENDENT AUDITORS AND BINDING VOTE TO AUTHORIZE THE AUDIT COMMITTEE TO SET THE INDEPENDENT AUDITORS’ REMUNERATION
The Audit Committee has selected and re-appointed Deloitte & Touche LLP to audit our financial statements for the fiscal year ending December 30, 2022. The Board of Directors, upon the recommendation of the Audit Committee, is asking our shareholders to approve, in a non-binding advisory vote, the re-appointment of Deloitte & Touche LLP as our independent auditors for the fiscal year ending December 30, 2022 and to authorize, in a binding vote, the Audit Committee to set the independent auditors’ remuneration. Although approval is not required by our Memorandum and Articles of Association or otherwise, the Board is submitting the selection of Deloitte & Touche LLP to our shareholders for approval in a non-binding advisory vote because we value our shareholders’ views on our independent auditors. If the re-appointment of Deloitte & Touche LLP is not approved by shareholders, it will be considered as notice to the Board and the Audit Committee to consider the selection of a different firm. Even if the re-appointment is approved, the Audit Committee in its discretion may select a different independent auditor at any time during the year if it determines that such a change would be in the best interests of Mallinckrodt and its shareholders.
The Audit Committee and the Board recommend that shareholders approve, in a non-binding advisory vote, the re-appointment of Deloitte & Touche LLP as our independent auditors to audit our accounts for the fiscal year ending December 30, 2022 and authorize, in a binding vote, the Audit Committee to set the auditors’ remuneration. Authorization of the Audit Committee to set the independent auditors’ remuneration requires the affirmative vote of a majority of the votes cast by the holders of ordinary shares represented at the Annual General Meeting in person or by proxy.
Representatives of Deloitte & Touche LLP will be at the Annual General Meeting, will have an opportunity to make a statement, if they so desire, and will be available to respond to appropriate questions.
Unless otherwise instructed, the proxies will vote “FOR” this proposal.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
THAT YOU VOTE “FOR” PROPOSAL 2

MALLINCKRODT PUBLIC LIMITED COMPANY – Proxy Statement   49

PROPOSALS REQUIRING YOUR VOTE
PROPOSAL 3: ADVISORY NON-BINDING VOTE TO APPROVE THE COMPANY’S EXECUTIVE COMPENSATION
As described in the Compensation of Executive Officers section, the Human Resources and Compensation Committee’s goal in setting executive compensation is to provide a compensation package that attracts, motivates and retains executive talent and rewards executive officers for superior Company and individual performance while encouraging behavior that is in the long-term best interests of Mallinckrodt and its shareholders. Consistent with this philosophy, a significant portion of the total compensation opportunity for each of our executives is performance-based and dependent upon our achievement of specified financial goals and the performance of our shares on a long-term basis.
Shareholders are urged to read the Compensation of Executive Officers section, which discusses our compensation policies, as well as the Summary Compensation Table and other related compensation tables and narrative disclosure that describe the compensation of our named executive officers during fiscal 2021. The Human Resources and Compensation Committee and the Board of Directors believe that Mallinckrodt’s compensation policies and procedures are effective in implementing our compensation philosophy and in achieving its goals and that the compensation of our named executive officers during fiscal 2021 reflects and supports these compensation policies and procedures.
Shareholders will be asked at the 2022 Annual General Meeting to approve the following advisory resolution:
RESOLVED, that the compensation of the Company’s named executive officers described in the Compensation of Executive Officers section of the Proxy Statement and disclosed in the Summary Compensation Table and related compensation tables and narrative disclosure included in this Proxy Statement is approved.
We have determined to hold this advisory vote every year and expect to hold our next advisory vote at the 2023 Annual General Meeting of Shareholders. This advisory vote, commonly referred to as a “say-on-pay” advisory vote, is non-binding on the Board. Although non-binding, the Board and the Human Resources and Compensation Committee will review the voting results and take them into consideration when making future decisions regarding our executive compensation programs.
Unless otherwise instructed, the proxies will vote “FOR” this resolution.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
THAT YOU VOTE “FOR” THE RESOLUTION SET FORTH IN PROPOSAL 3

50   MALLINCKRODT PUBLIC LIMITED COMPANY – Proxy Statement

PROPOSALS REQUIRING YOUR VOTE
PROPOSAL 4: AUTHORIZE THE COMPANY AND/OR ANY SUBSIDIARY OF THE COMPANY TO MAKE MARKET PURCHASES OR OVERSEAS MARKET PURCHASES OF COMPANY SHARES
Under Irish law, neither we nor any of our subsidiaries may make market purchases or overseas market purchases of our ordinary shares without shareholder approval. Accordingly, shareholders are being asked to authorize us, or any of our subsidiaries, to make market purchases or overseas market purchases of up to 10% of our issued shares. If adopted, this authority will expire at the close of business on March 29, 2024 unless renewed at the Annual General Meeting in 2023; accordingly we expect to propose renewal of this authorization at subsequent annual general meetings. Such purchases would be made only at price levels that the Board of Directors considers to be in the best interests of the shareholders generally, after taking into account our overall financial position.
Whether or not this proposed resolution is passed, we will retain the ability to effect repurchases as redemptions pursuant to our Articles of Association, although our subsidiaries are not able to effect market purchases in this manner. To date, our existing share repurchase program has been effected as redemptions pursuant to our Articles of Association.
In order for us or any of our subsidiaries to make market purchases or overseas market purchases of our ordinary shares, such shares must be purchased on a “recognized stock exchange”. This authority will therefore not be utilized unless the ordinary shares of Mallinckrodt are re-listed and trade on a recognized stock exchange under Irish law, such as the NYSE. The general authority, if approved by our shareholders, will become effective from the date of passing of the authorizing resolution.
Ordinary Resolution
The text of the resolution in respect of Proposal 4 is as follows:
RESOLVED, that the Company and any subsidiary of the Company are hereby generally authorized to make market purchases or overseas market purchases of ordinary shares in the Company (“shares”) on such terms and conditions and in such manner as the Board of Directors of the Company may determine from time to time, but subject to the provisions of the Companies Act 2014 and the following provisions:
(a)
The maximum number of shares authorized to be acquired by the Company and/or any subsidiary of the Company pursuant to this resolution shall not exceed, in the aggregate, 1,317,093 ordinary shares of US$0.01 each (which represents 10% of the Company’s issued ordinary shares as of June 17, 2022).

(b)
The maximum price to be paid for any ordinary share shall be an amount equal to 110% of the closing price on the relevant stock exchange on which the ordinary shares are listed (such as the NYSE) for the ordinary shares on the trading day preceding the day on which the relevant share is purchased by the Company or the relevant subsidiary of the Company, and the minimum price to be paid for any ordinary share shall be the nominal value of such share.

(c)
This general authority will be effective from the date of passing of this resolution and will expire eighteen months from the date of the passing of this resolution, unless previously varied, revoked or renewed by ordinary resolution in accordance with the provisions of section 1074 of the Companies Act 2014. The Company or any such subsidiary may, before such expiry, enter into a contract for the purchase of shares which would or might be executed wholly or partly after such expiry and may complete any such contract as if the authority conferred hereby had not expired.

Unless otherwise instructed, the proxies will vote “FOR” this resolution.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
THAT YOU VOTE “FOR” THE RESOLUTION SET FORTH IN PROPOSAL 4

MALLINCKRODT PUBLIC LIMITED COMPANY – Proxy Statement   51

PROPOSALS REQUIRING YOUR VOTE
PROPOSAL 5: AUTHORIZE THE PRICE RANGE AT WHICH THE COMPANY CAN RE-ALLOT SHARES HELD AS TREASURY SHARES
We may, from time to time, re-allot shares purchased by us and not cancelled (“treasury shares”) in connection with our executive compensation program, our employee stock purchase plan and our other compensation programs.
Under Irish company law, our shareholders must authorize the price range at which we may re-allot any shares held in treasury. In this proposal, that price range is expressed as a minimum and maximum percentage of the prevailing market price (as defined below). Under Irish law, this authorization expires after eighteen months unless renewed; accordingly, we expect to propose renewal of this authorization at subsequent annual general meetings.
The authority being sought from shareholders provides that the minimum and maximum prices at which an ordinary share held in treasury may be re-alloted are 95% and 120%, respectively, of the average closing price per ordinary share, as reported by a recognized stock exchange on which the ordinary shares are listed, for the thirty (30) trading days immediately preceding the proposed date of re-allotment. If an ordinary share is being re-allotted to satisfy an obligation under an employees’ share scheme, the minimum price at which such share may be re-allotted will be the nominal value of such share. Any re-allotment of treasury shares will be at price levels that the Board of Directors considers in the best interests of our shareholders.
The affirmative vote of at least 75% of the votes cast, either in person or by proxy, at the 2022 Annual General Meeting is required to approve Proposal 5.
Special Resolution
The text of the resolution in respect of Proposal 5 is as follows:
RESOLVED, that as a special resolution, the re-allotment price range at which any treasury shares held by the Company may be re-alloted (including by way of re-allotment off-market) shall be as follows:
(a)
The maximum price at which such treasury share may be re-alloted shall be an amount equal to 120% of the “market price”;

(b)
The minimum price at which a treasury share may be re-alloted shall be the nominal value of the share where such a share is required to satisfy an obligation under an employees’ share scheme operated by the Company or, in all other cases, an amount equal to 95% of the “market price”; and

(c)
For the purposes of this resolution, the “market price” shall mean the average closing price per ordinary share of the Company, as reported by a recognized stock exchange on which the ordinary shares of Mallinckrodt plc are listed, for the thirty (30) trading days immediately preceding the proposed date of re-issuance.

FURTHER RESOLVED, that this authority to re-allot treasury shares shall expire at eighteen months after the date of the passing of this resolution unless previously varied or renewed in accordance with the provisions of Sections 109 and/or 1078 (as applicable) of the Companies Act 2014 (and/or any corresponding provision of any amended or replacement legislation) and is without prejudice or limitation to any other authority of the Company to re-allot treasury shares on-market.
Unless otherwise instructed, the proxies will vote “FOR” this resolution.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
THAT YOU VOTE “FOR” THE RESOLUTION SET FORTH IN PROPOSAL 5

52   MALLINCKRODT PUBLIC LIMITED COMPANY – Proxy Statement

OTHER MATTERS
OTHER MATTERS
Presentation of Irish Statutory Accounts
Our Irish Statutory Accounts for the fiscal year ended December 31, 2021, including the reports of the directors and auditors thereon, will be presented at the Annual General Meeting. Our Irish Statutory Accounts have been approved by the Board of Directors. There is no requirement under Irish law that such statements be approved by shareholders, and no such approval will be sought at the Annual General Meeting. Our Irish Statutory Accounts are available with the Proxy Statement and our Annual Report at proxyvote.com and in the Investor Relations section of our website at mallinckrodt.com.
Registered and Principal Executive Offices
Our registered office and principal executive offices are located at College Business & Technology Park, Cruiserath, Blanchardstown, Dublin 15, Ireland. The telephone number there is +353 1 696 0000.
Shareholder Proposals for the 2023 Annual General Meeting
In accordance with the rules established by the SEC, any shareholder proposal submitted pursuant to Rule 14a-8 under the Exchange Act intended for inclusion in the Proxy Statement for the 2023 Annual General Meeting must be received by us no later than April 20, 2023. However, if the date of the 2023 Annual General Meeting is changed by more than 30 days from the date of the 2022 Annual General Meeting (which we anticipate will be the case, as we expect to hold the 2023 Annual General Meeting in mid-May 2023), then the deadline will be a reasonable time before we begin to print and send our proxy materials. Such proposals should be sent to our Company Secretary at Mallinckrodt plc, College Business & Technology Park, Cruiserath, Blanchardstown, Dublin 15, Ireland. To be included in the Proxy Statement pursuant to Rule 14a-8, the proposal must be a proper subject for shareholder action under Irish law and otherwise comply with the requirements of Rule 14a-8, including as to eligibility, form and substance.
A shareholder may otherwise propose business for consideration or nominate persons for election to the Board in compliance with our Articles of Association, without seeking to have the proposal included in our Proxy Statement pursuant to Rule 14a-8 under the Exchange Act. To bring a proposal before the 2023 Annual General Meeting, a shareholder must deliver written notice of the proposed business to our Company Secretary at our registered office not earlier than the close of business on June 1, 2023 and not later than the close of business on July 1, 2023, provided, that in the event the date of the 2023 Annual General Meeting is more than 30 days before or more than 60 days after the anniversary of the 2022 Annual General Meeting (which we anticipate will be the case, as we expect to hold the 2023 Annual General Meeting in mid-May 2023), notice must be received no earlier than the close of business on the 120th day prior to the date of the 2023 Annual General Meeting and no later than the close of business on the later of the 90th day prior to the date of the 2023 Annual General Meeting or, if the first public announcement of the date of the 2023 Annual General Meeting is less than 100 days prior to the date the 2023 Annual General Meeting, the 10th day following the day on which public announcement of the date of the 2023 Annual General Meeting is first made, and otherwise comply with the requirements of our Articles of Association.
To comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees for the 2023 Annual General Meeting must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than July 31, 2023. However, if the date of the 2023 Annual General Meeting has changed by more than 30 calendar days from the date of the 2022 Annual General Meeting (which we anticipate will be the case, as we expect to hold the 2023 Annual General Meeting in mid-May 2023), then notice must be provided by the later of 60 calendar days prior to the date of the 2023 Annual General Meeting or the 10th calendar day following the day on which public announcement of the date of the 2023 Annual General Meeting is first made.

MALLINCKRODT PUBLIC LIMITED COMPANY – Proxy Statement   53

OTHER MATTERS
United States Securities and Exchange Commission Reports
Copies of our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, as filed with the SEC (without exhibits), are available to shareholders free of charge on our website at mallinckrodt.com or by writing to our Company Secretary at Mallinckrodt plc, College Business & Technology Park, Cruiserath, Blanchardstown, Dublin 15, Ireland.
Delivery of Documents to Shareholders Sharing an Address
If you have requested a paper copy of our proxy materials, our Annual Report, including our audited financial statements for the year ended December 31, 2021, is being mailed to you along with this Proxy Statement. In order to reduce printing and postage costs, only one Annual Report and one Proxy Statement will be mailed to multiple shareholders sharing an address unless we receive contrary instructions from one or more of the shareholders sharing an address. If your household has received only one Annual Report and one Proxy Statement, we will deliver promptly a separate copy of such documents to any shareholder who contacts us at +353 1 696 0000 or sends a written request to Mallinckrodt plc, College Business & Technology Park, Cruiserath, Blanchardstown, Dublin 15, Ireland, Attention: Company Secretary. If your household is receiving multiple copies of our annual reports or proxy statements and you wish to request delivery of a single copy, you may send a written request to Mallinckrodt plc, College Business & Technology Park, Cruiserath, Blanchardstown, Dublin 15, Ireland, Attention: Company Secretary.
General
Your proxy is solicited on behalf of the Board of Directors. Unless otherwise directed, proxies held by the Chief Executive Officer and the Company Secretary or their appointed substitutes will be voted at the 2022 Annual General Meeting (or an adjournment or postponement thereof), FOR Proposals 1 – 5. If any matter other than those described in this Proxy Statement properly comes before the 2022 Annual General Meeting, or with respect to any adjournment or postponement thereof, the Chief Executive Officer or the Company Secretary or their appointed substitutes will vote the ordinary shares represented by such proxies in accordance with his or her discretion.
Mallinckrodt, the "M" brand mark and the Mallinckrodt Pharmaceuticals logo are trademarks of a Mallinckrodt company. Other brands are trademarks of a Mallinckrodt company or their respective owners. © 2022 08/22.

54   MALLINCKRODT PUBLIC LIMITED COMPANY – Proxy Statement

C/O MALLINCKRODT PLC COMPANY SECRETARYCOLLEGE BUSINESS & TECHNOLOGY PARK CRUISERATH, BLANCHARDSTOWN DUBLIN 15, IRELAND SCAN TOVIEW MATERIALS & VOTEVOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode aboveUse the internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. U.S. Eastern Time on September 28, 2022. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALSIf you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the internet. To sign up for electronic delivery, please follow the instructions above to vote using the internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.VOTE BY PHONE - 1-800-690-6903Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. U.S. Eastern Time on September 28, 2022. Have your proxy card in hand when you call and then follow the instructions.VOTE BY MAILMark, sign and date your proxy card and return it in the postage-paid envelope provided or return it to Mallinckrodt plc, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717, or to Mallinckrodt plc, College Business & Technology Park, Cruiserath, Blanchardstown, Dublin 15, Ireland, in each case at least 48 hours before the meeting.If you transmit your voting instructions by the internet or by telephone, you do NOT need to mail back your proxy card. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: D89818-P79589 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY 1a.1b.Paul M. BisaroDaniel A. Celentano!!!!!!The Board of Directors recommends a vote FOR Items 2 through 5.Item 2 - Advisory non-binding vote to approve the re-appointment of the independent auditors and binding vote to authorize theFor!Against!Abstain!Audit Committee to set the independent auditors' remuneration.1c.Riad H. El-Dada!!!1d.Neal P. Goldman!!!Item 3 - Advisory non-binding vote to approve the Company's executive compensation.!!!1e.Karen L. Ling!!!Item 4 - Authorize the Company and/or any subsidiary of the Company to make market purchases or overseas market purchases!!!1f.Woodrow A. Myers, Jr., M.D.!!!1g.James R. Sulat!!!Item 5 - Authorize the price range at which the Company can re-allot shares held as treasury shares (Special Resolution).!!!1h.Sigurdur O. Olafsson!!!Please indicate if you plan to attend the meeting.!!YesNo Please date and sign name exactly as it appears hereon. Executors, administrators, trustees, etc. should so indicate when signing. If the shareholder is acorporation, the full corporate name should be inserted and the proxy signed by an officer of the corporation indicating his/her title. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Annual General Meeting of Shareholders Thursday, September 29, 2022, 2:00 p.m., local timeArthur Cox LLP Ten Earlsfort TerraceDublin 2, D02 T380, IrelandImportant Notice Regarding the Availability of Proxy Materials for the Annual General Meeting:Notice and Proxy Statement, including resolutions; Annual Report on Form 10-K;and Irish Statutory Accounts, including related reports, are available at www.proxyvote.com.These materials are also available in the Investor Relations section of our website at www.mallinckrodt.com.D89819-P79589THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS ANNUAL GENERAL MEETING OF SHAREHOLDERSSEPTEMBER 29, 2022The undersigned hereby appoint(s) Sigurdur O. Olafsson and Mark J. Casey, or either of them, as proxies, each with full power of substitution, and hereby authorize(s) them to represent and to vote all of the Ordinary Shares of Mallinckrodt plc that the shareholder(s) is/are entitled to vote at the Annual General Meeting of Shareholders to be held at 2:00 p.m., local time on Thursday, September 29, 2022, at the office of Arthur Cox LLP, Ten Earlsfort Terrace, Dublin 2, D02 T380, Ireland, and any adjournment or postponement thereof, as indicated on the reverse side of this proxy card with respect to the proposals set forth in the proxy statement and, in their discretion, upon any and all other matters that may properly come before the meeting or any adjournment or postponement of the meeting.THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS.IF YOU ARE NOT VOTING ON THE INTERNET OR BY TELEPHONE, PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.Continued and to be signed on reverse side